                          BASE STATION SYSTEM AGREEMENT


                                     BETWEEN


                      LANKA CELLULAR SERVICES (PVT) LIMITED


                                        AND


                   interWAVE COMMUNICATIONS INTERNATIONAL LTD.

THE AGREEMENT


CLAUSE                                                                     PAGE
------                                                                     ----
          Definitions and Interpretation                                     1

1.        Scope of Work                                                      5

2.        Prices                                                             7

3.        Delivery Schedule and Delivery                                     7

4.        Adjustment for Late Achievement

5.        Inspection and Acceptance                                          9

6.        Title and Assumption of Risk                                      10

7.        Warranty of the Work, Equipment, Software and Services            11

8.        Payments                                                          13

9.        Taxes and Duties Indemnities                                      14

10.       Ownership of Intellectual Property Rights and Software Licenses   14

11.       Intellectual Property Rights - Warranty and Indemnity             15

12.       Training                                                          16

13.       Option                                                            16

14.       Confidentiality                                                   16

15.       Loss and Damage Indemnity                                         16

16.       Insurance                                                         17

17.       Key Personnel and Progress Reports                                19

18.       Changes                                                           20

19.       Assignment and Sub-contracting of Agreement                       21

20.       Publicity related to Agreement                                    21

21.       Expert Decisions                                                  21

22.       Time-limits                                                       21


23.       Force Majeure                                                     22

24.       Termination for Default                                           22

25.       Government Authorizations

26.       Language and Communication                                        24

27.       Notices and Reports                                               25

28.       Waiver and Approvals                                              26

29.       Entire Agreement                                                  26

30.       No Joint Venture                                                  26

31.       Severability                                                      26

32.       Headings                                                          27

33.       Export Control                                                    27

34.       Re-Exportation                                                    27

35.       Applicable Law                                                    27


APPENDIX AND SCHEDULE

Appendix  A              Proposed Delivery Schedule

Appendix B               Prices and Quantities

Schedule 1               Specifications

Schedule 2               Scope of Work

Schedule 3               Initial Acceptance Certificate
Annex to Schedule 3      Initial Acceptance Test Plan

Schedule 4               Customer Advocacy Plan
Annex to Schedule 4      Maintenance Agreement

Schedule 5               Confidentiality and Non-Disclosure Agreement

Annex                    Letter of Intent

THIS AGREEMENT is made the            day of  December, 1999.


BETWEEN


(1) LANKA CELLULAR SERVICES (PVT) LIMITED of 4th Floor, 1119 Maradana Road, Colombo 8, Sri Lanka (the "Purchaser"); and

(2) interWAVE COMMUNICATIONS INTERNATIONAL LTD. of Codan Services, Claredon House, Church Street, Hamilton HM DX, Bermuda ("the Contractor").


WHEREAS


A. The Contractor has issued a proposal for a System meeting the Specifications attached hereto as Schedule 1 for a technologically advanced, flexible, reliable and constantly evolving micro-cell base station system and related equipment and software.

B. The Purchaser now wishes to confirm the appointment of the Contractor for the supply of the Equipment and Software and carrying out of the Work and the Contractor has agreed to provide and carry out the same subject always to the terms and conditions herein contained.


DEFINITIONS AND INTERPRETATION


A.     Capitalized terms used within this Agreement are defined as follows:


       "Agreement"                 shall mean this Agreement and all Appendices
                                   and Schedules attached hereto.

       "Associate"                 shall mean, in relation to any person, any
                                   person who for the time being controls such person or is controlled by such person or is controlled by a third person who also controls such person.

        "BSS" shall mean Base Station Subsystem groups and the Equipment as defined in the Groupe Speciale Mobile ("GSM") specifications set down by the European Telecommunications Standards Institute.

       "Control"                   shall mean, in relation to a company, the
                                   power of a person directly or indirectly to secure:

                                   (i)    by means of the holding of shares or
                                          the possession of voting power (either
                                          at shareholder level or director
                                          level) in or in relation to that or
                                          any other company, or

                                   (ii)   by virtue of any powers conferred by
                                          the articles of association or other
                                          document regulating that or any other
                                          company that the affairs of that
                                          company are conducted in accordance
                                          with the wishes of that person, and
                                          "Controlled", "Controller" and cognate
                                          expressions shall be construed
                                          accordingly.

       "Customer Advocacy Plan"    shall mean the customer advocacy plan
                                   contained in Schedule 4, describing the
                                   support services to be provided by the
                                   Contractor to the Purchaser in relation to the operation of the System.

       "Delivery Point"            shall mean the port at Colombo, in Sri Lanka
                                   or any other delivery point as the Purchaser and the Contractor shall agree in writing from time to time.

       "Documentation"             shall mean all documentation described and
                                   referred to in Schedule 1 or required for the proper installation, maintenance and operation of the System including without limitation the User's Guide, Maintenance
                                   Manual, Operations Packet, Marketing Packet and their respective updates and revisions from time to time referred to by the Contractor in its Proposal.

       "Effective Date"            shall mean [13] December 1999.
       .
        "Equipment"                shall mean all, or where the context so
                                   requires any part or item of, the
                                   infrastructure, equipment, hardware and
                                   materials to be supplied by the Contractor under this Agreement, as more fully set out in the Proposal and further including without limitation the Expansion but only to the extent that the Purchaser exercises the Option.

       "Expansion"                 shall mean those elements of the Work and any
                                   other works which the Purchaser shall
                                   contract with the Contractor to supply and install pursuant to the Option.

       "Expansion System"          shall mean those elements of the System to be
                                   supplied by the Contractor under the
                                   Expansion.

       "First Delivery"            means a "mini-system" of 60 units of
                                   WAVEXpress/BTS, 5 units of WAVEXpress/BSC, 3 units of WAVEXchange/WXC and the OMC-R system, forming part of the Initial System or any reconfiguration or variation thereof as the Purchaser may request in accordance with Clause 1.3.

        "GSM System"               shall mean the Purchaser's proposed cellular
                                   radiotelephone system employing Groupe
                                   Speciale Mobile technology.

       "Initial Acceptance"        shall have the meaning ascribed to it in
                                   Clause 5.

       "Initial Acceptance
       Certificate"                shall mean the certificate issued by the
                                   Purchaser to the Contractor upon occurrence of the relevant Initial Acceptance.

       "Initial Acceptance Tests"  shall mean the initial acceptance testing procedures set out in Schedule 3 together with such further tests as the Purchaser and the Contractor may agree, to satisfy that the System complies with and performs in accordance with Specifications.

       "Initial System"            shall mean those elements of the System to be
                                   supplied by the Contractor under the Initial
                                   Work comprising the Phase I and Phase II
                                   Deployment in Sri Lanka.

       "Initial Work"              shall mean those elements of the Work marked
                                   as such in Appendix B.

       "Intellectual Property
       Rights" shall mean patents, trademarks, service marks, trade names, registered designs, designs, copyrights and other forms of intellectual or industrial property (in each case in any part of the world and whether or not registered or registrable and for the full period thereof and all extensions and renewals thereof and applications for registration of or otherwise in connection with the foregoing), know-how, inventions, formulae, confidential or secret processes, trade secrets and confidential information, and any protected rights and assets, and any licenses and permissions in connection therewith.

       "Letter of Intent"          shall mean the letter of intent dated 7
                                   December 1999 from the Purchaser to the
                                   Contractor, countersigned by the Contractor, setting out the terms upon which the Purchaser will enter into this Agreement
                                   (which is attached to this Agreement as an Annex).

       "Milestones"                shall mean the last day of the time period or
                                   the date for completion of each item of Work set out in the Proposed Delivery Schedule.

        "Option" shall have the meaning ascribed to it in Clause 13.

       "Phase I Deployment"        shall mean the deployment of Phase I of the
                                   System, comprising the Equipment and Software to be delivered under the First Delivery.

       "Phase II Deployment"       shall mean the deployment of Phase II of the
                                   System, comprising the Equipment and Software to be delivered under the Second Delivery.

       "Proposal"                  shall mean the Contractor's proposal to
                                   supply the System meeting the Specifications as set out in Schedule 1.

       "Proposed Delivery          shall mean the schedule of Milestones set out
       Schedule"                   in Appendix A.


       "Quantities"                shall be as shown in Appendix B.

       "Sampling Process"          shall mean the sampling process set out in
                                   the Proposal.

       "Second Delivery"           means 54 units of WAVEXpress/BTS, 5 units of
                                   WAVEXpress/BSC and 4 units of
                                   WAVEXchange/WXC, forming part of the Initial
                                   System or any reconfiguration or variation thereof as the Purchaser may request in accordance with Clause 1.3.

       "Service Acceptance"        shall have the meanings ascribed to it in
                                   Clause 5.

       "Services"                  shall mean maintenance, repair, training,
                                   testing, engineering, installation,
                                   commissioning or other
                                   services performed by the Contractor under the terms of this Agreement.

       "Service Acceptance
       Certificate"                shall mean the certificate issued by the
                                   Purchaser upon the occurrence of the relevant
                                   Service Acceptance.

       "Site" shall mean the site(s) at which the Equipment is to be installed, as from time to time notified by the Purchaser.

       "Software"                  shall mean such computer programs, or parts
                                   thereof, in any language form or medium, to be furnished by the Contractor under this Agreement, including without limitation the computer software described in the Proposal and further including without limitation the Software forming part of the Expansion, but only to the extent that the Purchaser exercises the Option.

       "Specification"             shall mean those technical and operational
                                   specifications for the Equipment, Software and System set out in the Proposal and shall include any additional specifications agreed between the Contractor and the Purchaser from time to time to be annexed hereto including in respect of the Option, if exercised by the Purchaser.

       "System" shall mean the Equipment and the Software combined on a fully functional and interactive basis with the GSM System in accordance with the Proposal.

       "Warranty Period"           shall mean with respect to an item of
                                   Equipment or Software, the period of twelve
                                   (12) months commencing on the date of Initial
                                   Acceptance of that Equipment or Software.

       "Work" shall mean all Equipment, Software, Services, Documentation, and other requirements to be supplied or carried out or met by the Contractor under this Agreement including those in the Expansion (but only to the extent that the Purchaser exercises the Option).

B. A reference in this Agreement to an act or to any regulation, ordinance, code or other statutory instrument or to any section or provision thereof shall be read as if the words "or any other statutory provision having the like or similar effect or dealing with the like or similar subject matter" were added to such reference, and such reference shall include any statute or statutory provision which amends or replaces, or has amended or replaced it, and shall include any sub-ordinate legislation made under the relevant statute.

C. References in this Agreement to Clauses, Paragraphs, Schedules and Appendices are to clauses, paragraphs, schedules and appendices of and to this Agreement.

D. In this Agreement, words importing the singular include the plural and vice versa, words importing a gender include every gender and references to persons include bodies corporate or unincorporate.

E. Headings in this Agreement are for convenience only and shall not affect the construction of this Agreement.

F. Should there be any ambiguity, conflict or inconsistency between these terms and conditions and any of the Appendices and Schedules, these terms and conditions shall prevail save as expressly provided for herein.


1.     SCOPE OF WORK

1.1    Subject to Clause 1.4, the Contractor shall:

       (a) provide the Initial System and, subject to the exercise of the Option by the Purchaser, the Expansion in accordance with the terms of this Agreement;

       (b) otherwise provide and execute the Work and for this purpose shall provide all necessary personnel, material, equipment, services and facilities required under the terms and conditions of this Agreement including all appendices and schedules hereto set out below and by this reference made part hereof:


              Appendix A                  Proposed Delivery Schedule
              Appendix B                  Prices and Quantities
              Schedule 1                  Specifications
              Schedule 2                  Scope of Work
              Schedule 3                  Initial Acceptance Certificate
              Annex to Schedule 3         Initial Acceptance Requirements
              Schedule 4                  Customer Advocacy Plan
              Schedule 5                  Confidentiality and Non-Disclosure
                                          Agreement

       (c) have the role of contractor during the term of this Agreement in accordance with the allocation of responsibilities set out in
              Schedule 2; and

       (d) if the Option is exercised pursuant to Clause 13 hereof, then continue its role as contractor during the term of the Expansion in accordance with the allocation of responsibilities set out in
              Schedule 2 (applicable only, if the Purchaser exercises the Option).

1.2 The Purchaser agrees to purchase from the Contractor the Equipment comprised in the System and to license from the Contractor the Software comprised in the System, and the Contractor agrees to sell and license the same respectively to the Purchaser subject to, and in accordance with, the terms of this Agreement.

1.3 The Purchaser may at its option exercisable by issuing a purchase order to the Contractor which relates to, or includes all or part of the same, elect to: (a) acquire from the Contractor any Equipment or Software listed in Appendix B as optional in relation to the Initial Work or the Expansion (applicable only if the Purchaser exercises the Option) and upon the exercise of such option, such Equipment and Software shall form part of the Work; or (b) vary the configuration of the Equipment to be delivered under the First Delivery or the Second Delivery in accordance with the principles set out in paragraph 2(a) of the Letter of Intent, if the Purchaser's evaluation of the conditions at Site make such variance necessary or desirable for the optimum performance of the System; or (c) replace the single billing platform with a multiple, PC-based pre-paid platform in accordance with the principles set out in paragraph 2(b) of the Letter of Intent.


1.4    For the avoidance of doubt, both parties agree that:-

       (a) The Purchaser shall not place any orders for the Expansion, or otherwise, before the Purchaser has accepted the First Delivery in accordance with Clause 3.5; and/or

       (b) any Equipment Software, Documentation or Services comprised in the First Delivery shall be subject to and produced, delivered and provided in accordance with all the terms and conditions of this Agreement (and in particular but without limitation Appendix A) to the extent that they are reasonably capable of applying thereto.


2.     PRICES

2.1 For the full and timely completion by the Contractor of the Work, the Contractor shall be entitled to payment by the Purchaser of the prices as specified in Appendix B subject to the terms and conditions contained herein. For the avoidance of doubt, if the Purchaser elects to (i) vary the configuration of Equipment to be delivered in accordance with Clause 1.3(b) or (ii) replace any Equipment in accordance with Clause 1.3(c), the prices payable by the Purchaser shall be re-evaluated by reference to the relevant provisions of the Letter of Intent and by reference to the prices stated in Appendix B.

2.2 Subject to the terms and conditions contained herein, the prices stated for the Initial Work in Appendix B shall be fixed provided that the Purchaser places purchase orders for the same on or before the date falling 7 days after the acceptance of the First Delivery in accordance with Clause 3.5 and the prices stated for the Expansion shall be fixed until the date falling six months after the acceptance of the Second Delivery.

2.3 All prices shall include all transportation and related charges for delivery of the items to the Delivery Point and all applicable taxes, duties and similar liabilities, other than taxes and duties applicable in Sri Lanka.


3.     DELIVERY SCHEDULE AND DELIVERY

3.1 The Contractor shall deliver the Initial System in accordance with the Proposed Delivery Schedule specified in Appendix A and shall assist with the installation and commissioning of the Initial System in accordance with Schedule 2 hereto, time being of the essence of this Agreement.
       Upon exercise of the Option pursuant to Clause 14 in respect of the Expansion the Contractor shall deliver the Expansion System in accordance with the Proposed Delivery Schedule and shall assist with the installation and commissioning of the Expansion System in accordance with scope of work agreed between the parties at the time of the exercise of the Option, which schedule and scope of work will then be attached and comprise a part of this Agreement, time being of the essence of this Agreement.

3.2 Delivery of Equipment or Software or completion of Services shall not be deemed to have occurred until the Contractor has provided all supporting equipment, computer software and services required under the terms of the Proposal. The provision of such Equipment and Services is of the essence of this Agreement.

3.3 Subject to Clause 3.2 above, an individual item of delivery of Equipment or Software, as the case may be, shall be deemed to have occurred at the time it has arrived at the Delivery Point in a condition fully conforming to the requirements of this Agreement. In the case of subsequent rejection of any individual item of Equipment or Software delivered, delivery shall be deemed not to have occurred until the defects that resulted in such rejection have been satisfactorily remedied or replaced with conforming Equipment or Software.

3.4 The Contractor shall be responsible and bear all the costs and liability in relation to the shipment of the Equipment to the Delivery Point.

3.5 Without prejudice to Clause 5 or Clause 6.2, for evaluation purposes the First Delivery shall only be accepted upon confirmation of satisfactory field trial test results. The field trial test procedures shall be mutually agreed between the parties as soon as practicable following execution of this Agreement.

3.6 The Contractor shall liaise with the Purchaser with respect to the delivery of each shipment of equipment, including with respect to the estimated date of arrival of each shipment, the actual date of arrival when it becomes known and any other information relevant to the timely and proper collection of the Equipment by the Purchaser from the Delivery Point. Without limiting the foregoing, the Contractor will provide the Purchaser will all documentation necessary for the Purchaser to accept delivery of and to acquire proper legal title to each shipment at the Delivery Point.


4.     ADJUSTMENTS FOR LATE ACHIEVEMENT

4.1 The First Delivery, the Second Delivery, the Initial System or the Expansion System (in the latter case, applicable only when the Purchaser exercises the Option) must be delivered in accordance with this Agreement and not later than the set Milestones (the "Achievement Time"), time being of the essence. In the event that First Delivery, the Second Delivery, the Initial System or the Expansion System (in the latter case, applicable only when the Purchaser exercises the Option) or any part thereof is not delivered by the applicable Achievement Time, then upon the Purchaser serving a notice to the Contractor advising the Contractor of the same, the aggregate price payable in respect of First Delivery, the Second Delivery, the Initial System or the Expansion System (in the latter case, applicable only when the Purchaser exercises the Option) shall, if already paid by the Purchaser, be refunded in accordance with Clause 8.3 and such refunds shall be calculated according to the following percentages, or if not yet paid by the Purchaser, shall be deducted by the following percentages:-

       (a) 5%, if the Achievement Time is delayed by one month or part thereof; or
       (b) 6%, if the Achievement Time is delayed by two months or part thereof; or
       (c) 7%, if the Achievement Time is delayed by three months or part thereof.

       PROVIDED ALWAYS that the time for achievement of a Milestone may be extended to the extent reasonable if that Milestone has not been achieved by reason of a breach of this Agreement caused solely by the Purchaser, provided further that in each case the Contractor has notified the Purchaser in writing specifying reasonable particulars of the alleged breach within fourteen (14) days after it becomes aware of the relevant event or breach.

4.2 The Parties recognise and agree that the sums provided in Clause 4.1 are reasonable pre-estimates of the damage which may occur to the Purchaser taking into account all the relevant information available at the time of signature of this Agreement and that such sums are liquidated damages and in no way to be considered as penalties.

4.3 Nothing in this Clause shall be construed as limiting the right of the Purchaser to terminate this Agreement in whole or in part in accordance with any provision of this Agreement or at law as a consequence of such late delivery or completion.


5.     INSPECTION AND ACCEPTANCE

5.1 Those elements of the Initial Acceptance Tests to be carried out at the Contractor's facilities shall be undertaken by the Contractor at least fourteen (14) days prior to delivery of the Initial System and the Expansion System respectively. The Contractor shall give to the Purchaser not less than seven (7) days notice in writing of the date and time on and at which the aforementioned Initial Acceptance Tests shall be performed and the Purchaser shall have the right to be present throughout and witness the same. The Contractor shall within 7 days of completion of the tests, supply the test results of the aforementioned Initial Acceptance Tests to the Purchaser.

5.2 Those elements of the Initial Acceptance Tests to be carried out at the Site shall be undertaken by the Contractor within 10 days after receiving written notice from the Purchaser to carry out the same, such notice to be given by the Purchaser at least twenty-one (21) days before the anticipated commercial launch of the System as specified in the Proposed Delivery Schedule. The Contractor shall give to the Purchaser not less than seven (7) days notice in writing of the date and time on and at which the aforementioned Initial Acceptance Tests shall be performed and the Purchaser shall have the right to be present throughout and witness the same. The Contractor shall within 7 days of completion of the test, supply the test results of the aforementioned Initial Acceptance Tests to the Purchaser.

5.3 Upon completion of the Initial Acceptance Test referred to in clause 5.2, the Purchaser shall notify the Contractor either:-

       (a) of its acceptance of the Initial Acceptance Tests in which case Initial Acceptance of the Initial System or the Expansion System (in the latter case, only applicable when the Purchaser exercises the Option) shall have occurred upon the issuance of an Initial Acceptance Certificate; or

       (b) of those particulars in respect of which the System does not fully comply with or perform in accordance with the Specifications and the Proposal, then upon remedy of such particulars and compliance of the System with the requirements of this Agreement, the Purchaser shall accept the Initial System or the Expansion System (in the latter case, only applicable when the Purchaser exercises the Option) whereupon an Initial Acceptance Certificate shall be issued.

       Both parties agree that upon the issuance of the Initial Acceptance Certificate, the Initial Acceptance shall be deemed to have occurred.

5.4    (a)    Service Acceptance means acceptance of the Initial System by the
              Purchaser when the Initial System and each and every feature thereof described in the Proposal, is compatible and integrated with every other item of the System and has operated in a technically and commercially acceptable manner to the

              Purchaser for a consecutive period of ninety (90) days from date of connection of the Initial System to the GSM System; or

       (b) Service Acceptance means acceptance of the Expansion System by the Purchaser when the Expansion System and each and every feature thereof described in the Proposal, is compatible and integrated with every other item of the System and has operated in a technically and commercially acceptable manner to the Purchaser for a consecutive period of ninety (90) days from date of connection of the Expansion System to the GSM System.

       The Purchaser shall issue a Service Acceptance Certificate to the Contractor upon the occurrence of Service Acceptance described at 5.4 (a) or 5.4 (b) above, as relevant. Both parties agree that upon the issuance of the relevant Service Acceptance Certificate, the relevant Service Acceptance, shall be deemed to have occurred.

5.5 The Work may at any time and from time to time be inspected or evaluated by the Purchaser and the Purchaser shall notify the Contractor of those particulars in respect of which the Work does not fully conform to the requirements of this Agreement.

5.6 Remedy of any particulars referred to in this Clause 5 or repeat tests as required by the Purchaser shall be effected or undertaken by the Contractor at its cost, promptly upon receipt of notice by the Purchaser. If the Contractor fails to remedy any such particulars promptly, the Purchaser may elect to have any or all such particulars remedied through other means, in which event the Contractor shall pay all reasonable costs incurred by the Purchaser in so remedying such particular(s); provided that the Purchaser shall provide the Contractor with a written notice reasonably setting out the reasons that the Purchaser believes that the Contractor has failed to remedy such particulars.

5.7 Nothing in this Clause shall relieve the Contractor of its obligation to comply with the delivery schedule referred to in Appendix A hereof, nor limit the Purchaser's right to terminate this Agreement, in whole or in part, in accordance with other provisions of this Agreement or at law.

5.8 If, in relation to the First Delivery, the Second Delivery or the Expansion System, the Site is not ready for installation of the relevant Equipment within sixty (60) days of the Milestone date applicable to that delivery as specified in Appendix A:

       (i) the Purchaser will be deemed to have accepted the Phase I Deployment or Phase II Deployment of the Initial System (or the Expansion System), as the case may be) and to have issued an Initial Acceptance Certificate in accordance with Clause 5.3(a) on the sixty first (61st) day after the applicable Milestone date (or the milestone set for delivery of the Equipment to be delivered under the Expansion) ; and

       (ii) the Purchaser will be deemed to have accepted the Phase I Deployment or Phase II Deployment of the Initial System (or the Expansion System), as the case may be) and to have issued a Service Acceptance Certificate under Clause 5.4 (a) or 5.4(b) (as relevant) on the ninety first (91st ) day after the applicable Milestone date (or the milestone set for delivery of the Equipment to be delivered under the Expansion).


6.     TITLE AND ASSUMPTION OF RISK

6.1 The Contractor warrants to the Purchaser that it will deliver to the Purchaser good title to each and every item comprised in the Equipment and the rights to use the Software, free from any claim, lien, pledge, mortgage, security interest, charge or other encumbrance, including, but not by way of limitation, those arising out of the performance of the Work.

6.2 Subject to Clause 7 below title to Equipment shall pass to the Purchaser upon delivery of the Equipment to the Delivery Point. After the issuance of the relevant Service Acceptance Certificate in respect of any Equipment, the Purchaser shall be free to deal with, use, dispose of by sale or otherwise, pledge, charge or place any other encumbrance over the Equipment, as the Purchaser shall in its sole discretion deem fit.

6.3 The Contractor shall bear the full risk of loss for all Equipment, Software and other items of the Work until title thereto has passed to the Purchaser pursuant to Clause 6.2. In the event that any item of Work is returned to the Contractor for remedy of any fault or non-performance, risk shall pass back to Contractor at the point of dispatch.

6.4 Title to and the rights in Software shall be in accordance with the provisions of Clause 10 below.


7.     WARRANTY OF THE WORK, EQUIPMENT, SOFTWARE AND SERVICES

7.1 Without limiting any other warranties or undertakings contained in this Agreement or implied by law, the Contractor warrants and undertakes that:

       (a) each item of the System will in all respects conform to, perform in accordance with, have the features and otherwise meet the Proposal and Specifications;

       (b) the System and each item of the Equipment and Software shall be properly and completely installed;

       (c) all the Work to be provided hereunder shall conform in design, performance and materials to the requirements of this Agreement and shall be free from defects in design, material, performance or workmanship for the Warranty Period (however, defects which the Purchaser considers to be non substantial and routine in the Software shall not be regarded as a breach of this Warranty) and be of the most suitable grade and quality for the purpose intended;

       (d) all Services to be provided hereunder shall be performed in a skillful and workmanlike manner, both in accordance with the Proposal and all applicable Specifications and other requirements of this Agreement;

       (e) each item of Equipment and Software comprised in the Initial System will be compatible and integrated with every other item of the System and the Expansion System will be compatible and integrated with the Initial System and the System;

       (f) the Software will conform with the Contractor's then current published specifications when delivered and will represent the latest and most up to date version; and

       (g) each item of Equipment and Software supplied by the Contractor will not infringe any patent, copyright, trade secrets or proprietary rights of the Purchaser and any third party.

       The above warranties ("the Warranties") shall continue to apply notwithstanding any acceptance of all or part of the Work, or payment by the Purchaser.

7.2 The Purchaser shall be entitled at any time during the Warranty Period and irrespective of prior inspections or acceptances, to reject any item of the Software or Equipment not conforming with any of the Warranties. During the Warranty Period the Contractor shall, at no cost to the Purchaser, make good and rectify such Equipment or Software or, at the Purchaser's option, the Contractor shall replace any item of Equipment or Software not conforming with the Warranties with conforming Equipment or Software. Any Equipment or Software not conforming to any of the Warranties shall be repaired or replaced at the Site unless the Contractor is not reasonably able to do so in which case it shall be returned to the Contractor with risk passing as provided for in Clause
       7.5 hereof. If the Contractor fails to correct or replace such defective Equipment promptly after notification and authorization from the Purchaser, the Purchaser may, by agreement or otherwise, correct or replace such defective Equipment and recover the cost thereof from the Contractor. After notification of a defect to the Contractor, the Purchaser may elect not to require correction or replacement of such defective Equipment and, in such event, the Contractor, if required by the Purchaser, shall refund such portion of the price as is equitable in the circumstances as agreed between the parties or in default of agreement as determined under Clause 21.

7.3 The Warranties shall continue as to corrected or replaced items for the balance of the Warranty Period of the corrected or replaced item or for ninety (90) days after the date of acceptance by the Purchaser of the corrected or replaced items, whichever is longer.

7.4 Shipping, freight and insurance charges, in respect of warranty claims during the Warranty Period shall be met by the Contractor. Such charges shall be prepaid by the Contractor or, it the Purchaser agrees, paid by the Purchaser on the Contractor's behalf in which case any such charges shall be reimbursed by the Contractor under Clause 8.3 or may (at the Purchaser's option) be set-off by the Purchaser under Clause 8.4.

       In the event that the parties determine and agree that a warranty claim was incorrectly made, the Purchaser shall be liable for such charges in respect of that claim.

7.5 Any item replaced will, subject to Clause 7.3 hereof, be deemed to be on an exchange basis and the item provided to the Purchaser in exchange shall be the sole property of the Purchaser. Title of the item to be replaced shall pass to Contractor on acceptance of the new item by the Purchaser. Risk in the item to be replaced shall pass to Contractor at point of dispatch. Title and risk of the replacement item shall pass to the Purchaser upon acceptance of that item.

7.6 The Contractor shall effect repair, correction or replacement of any defective item as soon as possible and in any event within thirty (30) days from receipt of the item at its facilities or, from the date of receipt of notice of defect if the Contractor repairs or replaces the defective item at the Site, save where the defect in the sole opinion of the Purchaser causes downtime or impacts the performance of the System in which case the repair or replacement must be provided in accordance with the procedures and time limits specified in the Customer Advocacy Plan.

7.7 Any dispute as to the applicability of any warranty claim shall be resolved in accordance with Clause 21 hereof.

7.8 The Contractor shall provide the facilities and services set out in the Customer Advocacy Plan. If the Purchaser so requires, the Contractor and the Purchaser shall enter into a Maintenance and Support Agreement, in the terms of the draft Maintenance and Support Agreement contained in
       Schedule 4. A manager shall be designated as being responsible to the Purchaser for provision of facilities and services to be provided under the Customer Advocacy Plan (and the Maintenance and Support Agreement, if the parties enter into the same). Such manager shall be designated as a "Key Person" in accordance with the terms of Clause 17.1 hereof and shall be provided with full representative authority to bind the Contractor in respect of any warranty claim made by the Purchaser.

7.9 During an emergency, the repair of Equipment or any specific work must be performed by qualified staff of the Purchaser, who have undertaken the training organized by the Contractor. The Purchaser shall inform the Contractor the details of fault and repair in writing, within 24 hours after emergency repair and any work so performed by the Purchaser's staff shall not invalidate any Warranties provided reasonable care is taken during such repair.


8.     PAYMENTS

8.1 The applicable fixed prices for the Work set out in Appendix B hereof, shall be invoiced by the Contractor as they fall due as follows:

       (a) ten percent (10%) upon receipt of purchase order for First Delivery and the Second Delivery (as provided for in Appendix B) in respect of the Initial System or, if later, upon receipt by the Purchaser of an import license for the Equipment from government authorities in Sri Lanka; and ten percent (10%) upon receipt of the purchase order for the Expansion System;

       (b) sixty-five percent (65%) upon the issuance of the Initial Acceptance Certificate in accordance with Clause 5.3 or the deemed issuance of the Initial Acceptance Certificate under Clause 5.8;

       (c) twenty percent (20%) upon receipt of the relevant Service Acceptance Certificate as set out in Clause 5.4 or the deemed issuance of the Service Acceptance Certificate pursuant to Clause 5.8; and

       (d) five percent (5%) upon expiry of the Warranty Period or, if later, ninety (90) days after the acceptance by the Purchaser of any corrected or replaced items under Clause 7.3.

       (e) In addition, the Contractor shall be entitled to invoice the Purchaser for the price of service orders as described in Appendix B, in accordance with the following payment schedule:


-------------------------------------------------------------------------------
        MILESTONE                             PAYMENT (% OF CONTRACT / ORDER
                                              SUM)
-------------------------------------------------------------------------------
        Placement of order (i.e. upon         10 %
        ordering) or, if later, upon receipt
        by the Purchaser of an import
        license for the Equipment from
        government authorities in Sri Lanka
-------------------------------------------------------------------------------
        a.     Customer Training              90 % on completion
-------------------------------------------------------------------------------
        b.     Maintenance Service or On-     Quarterly payment in advance
               site Engineering Support
-------------------------------------------------------------------------------
        c.     Installation & Commissioning   -      same as 8.1 (a) - (d)
-------------------------------------------------------------------------------

8.2 Each payment in accordance with Appendix B and Clause 8.1 hereof shall be paid within thirty (30) days following receipt by the Purchaser of a duly executed invoice correctly submitted by the Contractor certifying that all the requirements for a particular payment for which payment is claimed have been fully completed. No partial delivery payments will be made. If the Purchaser concludes that the requirements have not been fulfilled, the applicable payment shall not be made until the end of the month following the month of receipt of a correctly submitted invoice and after the Purchaser has determined that the requirements have been completed.

8.3    REFUNDS BY CONTRACTOR

       Any refund payable by the Contractor under this Agreement shall be paid within thirty days (30) following formal written notification by the Purchaser of required refund unless deducted by the Purchaser from amounts due to the Contractor pursuant to paragraph 8.4 of this Clause. Any dispute which may arise from the provisions of this Clause shall be resolved in accordance with the terms of Clause 21 hereof.

8.4    RIGHT OF SET-OFF

       Any amount to be paid, credited or refunded by the Contractor to the Purchaser under this Agreement may be deducted from any payments due, or to become due by the Purchaser to the Contractor on any account.


9.     TAXES AND DUTIES INDEMNITIES

9.1 The Contractor shall assume responsibility for, and shall hold the Purchaser harmless from, all taxes, duties, and similar liabilities, including any interest or penalties related thereto, which may be required to be paid by the Contractor under any present national, or local law or laws, which become due by reason of the exportation of the Equipment and Software to Sri Lanka and/or the performance of the Work in Sri Lanka or any subcontract hereunder, and shall execute and deliver any instruments, and comply with any requirements of such laws, as may be necessary thereunder to effectuate this Agreement.


10.    OWNERSHIP OF INTELLECTUAL PROPERTY RIGHTS AND SOFTWARE LICENSES

10.1 All Intellectual Property Rights in the Software and Documentation shall remain vested in the Contractor.

10.2 The Contractor, as licensor, hereby grants the Purchaser, as licensee, a royalty-free, perpetual, non-exclusive, irrevocable, worldwide license in the Intellectual Property Rights in the Software and Documentation, for which the use fee has been included in this Agreement, in so far as necessary to enable the Purchaser to:

       (a)    use the Software and Documentation; and

       (b) duplicate any Software and Documentation for back-up purposes only.

10.3 The Software shall be supplied to the Purchaser in a machine readable form or stored in semi-conductor memories.

10.4 A master copy of the Software and Documentation (the "Master Copy") shall be kept in escrow by an independent third party agreed between the parties. The Master Copy shall only be released in the circumstances set out in Clause 24.1 (c) or upon the receipt of a written demand executed by both parties.

10.5 The Purchaser agrees to take all reasonable steps necessary to ensure that the Software is not disclosed or duplicated in whole or in part for use by third parties, including those steps the Purchaser would take to protect information, data or other property of its own which it regards as proprietary or confidential.

10.6 In the event that the Purchaser should dispose, resell or divest itself of any Equipment in the System which includes any Software, the Purchaser shall promptly notify the Contractor of such activity and ask for the Contractor's written consent (such consent shall not be unreasonably withheld) to a royalty free transfer of the license referred to at Clause
       10.7. Such request shall be promptly dealt with by the Contractor. In the event that the Contractor fails to respond to such request by the Purchaser within 30 days of the request, the Contractor shall be deemed to have given such consent.

10.7 Forthwith upon signing of this Agreement, the Contractor and the Purchaser shall execute a software license, on terms to be agreed upon between the parties. In the event of any inconsistency between this Agreement and the terms of the software licenses, the provisions of this Agreement shall prevail to the extent of any inconsistency.


11.    INTELLECTUAL PROPERTY RIGHTS - WARRANTY AND INDEMNITY

11.1 The Contractor warrants that it has all Intellectual Property Rights necessary to enable the Contractor to meet its obligations under this Agreement.

11.2 The Contractor further warrants that the supply or undertaking of any item of the Work, and the installation and commissioning of the System, will not infringe (or cause the Purchaser to infringe by reason of use of the System or otherwise) the Contractor's or any third party Intellectual Property Rights. The Contractor shall indemnify the Purchaser completely and at all times from all damages costs and expenses arising from any claim or demand based on an allegation of such infringement. The Contractor shall, at the request of the Purchaser, defend at the Contractor's own cost any or all such claims or demand.

11.3 In the event of any such claim or demand, or in the opinion of the Contractor such a claim or demand is likely, then the Contractor shall at its own option and expense either:

       (a) secure a license or other arrangement to enable the Purchaser to continue to use or receive the benefit of the Work undertaken by the Contractor and of the System; or

       (b) modify that aspect of the Work which is claimed to be an infringement such that it no longer constitutes an infringement. Any such modification shall not degrade performance; or

       (c)    the Contractor shall refund the purchase price to the Purchaser.

       The provisions of this Clause shall be without prejudice to the Purchaser's right of seeking full indemnity from the Contractor as set out in Clause 11.2 above.

11.4 Notwithstanding Clause 16, the Contractor shall not be liable in respect of any patent infringement or copyright infringement, for incidental or consequential damages including but not limited to loss of profit or revenues, loss of use of products or any associated equipment, cost of capital, cost of substitute products, facilities or services or downtime services.


12.    TRAINING

12.1 The Contractor shall provide the training to the Purchaser's staff at the costs specified in Appendix B, if the Purchaser elects.


13.    OPTION

13.1 The Purchaser may at its absolute discretion any time on or before the date falling six months after the acceptance of the Second Delivery (or such later date as the parties shall agree) by notice in writing to the Contractor exercise the Option to acquire all or part of the Expansion System whereupon the Contractor shall be bound to supply and install the Expansion System in accordance with this Agreement.

13.2 Any Equipment, Software, Documentation, or Services ordered pursuant to this Clause shall be produced, delivered and provided in accordance with all the terms and conditions of this Agreement (and in particular but without limitation Appendix A) to the extent that they are reasonably capable of applying thereto.


14.    CONFIDENTIALITY

14.1 Each party shall, and shall procure their respective agents and employees to keep confidential all trade secrets, technical data or other information of a confidential nature belonging to or obtained from the other party until same shall have become generally known to persons engaged in similar business otherwise than through disclosures on the part of the parties or their respective agents or employees.

14.2 As a condition precedent to this Agreement, both parties shall enter into a Confidentiality Undertaking in the form attached hereto as Schedule 5, and the obligations, notices and covenants thereunder shall be cumulative and in addition to those set out in Clause 14.1. In the event of inconsistency between the Confidentiality Undertaking and Clause 14.1, the Confidentiality Undertaking shall prevail.


15.    LOSS AND DAMAGE INDEMNITY

15.1 The Contractor shall be liable for, and shall indemnify the Purchaser against any expense, liability, loss or claim in respect of personal injury to, or death of any person arising out of any negligent act or omission of the Contractor or of any person for whom the Contractor is responsible.

15.2 The Contractor shall be liable for and shall indemnify the Purchaser against any expense, liability, loss or claim in respect of loss or damage to any property insofar as loss or damage arises out of any negligent act or omission of the Contractor.

15.3 The indemnities contained in this Clause 15 shall include any Claims by the Purchaser for loss of prospective profits or incidental or consequential damages.


16.    INSURANCE

16.1 Without limiting the Contractor's obligations, responsibilities and liabilities under any other clause of this Agreement, the Contractor shall effect and maintain in force the insurance contained in this Clause 16.

16.2   GENERAL INSURANCE OBLIGATIONS

       (a) All insurance to be taken out by the Contractor shall be effected with insurers or, as the case may be, protection and indemnity associations, and in terms approved, in both cases, by the Purchaser (which approval shall not be unreasonably withheld) and for this purpose the Contractor shall submit to the Purchaser at least fourteen (14) days prior to the date for commencement of any works under this Agreement the identity of insurers or protection and indemnity associations and the terms of such insurances. Thereafter the Contractor shall whenever required produce to the Purchaser a certificate of insurance and proof of payment of the current premiums. In addition to such certificate of insurance, the Contractor shall notify the Purchaser of all policy exclusions and conditions which could affect the rights of the Purchaser. Provided always that, subject to 16.2 (c), the approval of the Purchaser as aforesaid to all insurance which the Contractor is obliged to effect shall be a condition precedent to the Contractor being given possession of the Site under this Agreement, but shall not, for the avoidance of doubt, delay the date for commencement of the works pursuant to this Agreement.

       (b) The Contractor shall bear the cost of all excesses, exclusions and limitations applying under all insurance policies, in so far as they concern risks for which he is responsible under the terms of this Agreement. In the event of any claims under the insurances, any cost that may be incurred by the Purchaser in respect of the excesses shall be recoverable from the Contractor by the Purchaser as a debt or may be deducted by the Purchaser from any monies due or to become due to the Contractor under this Agreement.

       (c) If the Contractor shall fail upon request to produce to the Purchaser satisfactory evidence that there is in force the insurance referred to in this Clause 16 or any other insurance which he may be required to effect the terms of this Agreement then and in any such case the Purchaser may, without prejudice to the Purchaser's right to reclaim from the Contractor any premiums paid by the Purchaser from the Contractor, give possession of Site to the Contractor to commence works and effect and keep in force any such insurance and pay such premium or premiums as may be necessary for that purpose and from time to time deduct the amount so paid by the Purchaser as aforesaid from any monies due or which may become due to the Contractor or recover the same as a debt due from the Contractor.

       (d) Without prejudice to the other provisions of this Clause 16, the Contractor shall ensure and shall cause any sub-contractor of any tier to ensure that the interest of the Purchaser is endorsed on any policy of insurance which provides cover in relation to any of the contractor's liabilities under this Agreement.

       (e) The Contractor shall promptly supply to underwriters and/or insurers all documentation and information which they may reasonably require to effect and maintain the insurance referred to in this Clause 16.

       (f) The Contractor shall at all times take all necessary precautions to prevent loss or damage to the Works or any part thereof and the Contractor shall not do anything or cause or permit any of its sub-contractors to do anything, whether on or off the Site, which would or might, render voidable any policy of insurance required by this Agreement.

16.3   Transport Insurance and CONTRACTOR'S EMPLOYEES' COMPENSATION INSURANCE

       (a) Transport insurance and the Contractor's Employees' Compensation Insurance Policy (to the extent applicable to the Contractor's obligations under this Agreement) is to be taken out with an insurance company approved by the Purchaser. The policy and premium receipt are to be deposited with the Purchaser prior to shipment and commencement of the works.

       (b) The policy shall cover the period from (i) in the case of shipment of the Equipment, the date on which the Equipment is transported from the Contractor's warehouse in the United States to the date on which title to the Equipment is transferred to the Purchaser in accordance with this Agreement and (ii) in the case of Employee's Compensation Insurance, the date for commencement of the works until Service Acceptance in accordance with Clauses 5.4 (a), 5.4
              (b) or 5.8.

       (c) The Employee's Compensation Insurance policy shall be issued on a 'Joint Named' basis, i.e. in the name of the Contractor and of all Sub-contractors whilst engaged about the works and shall be endorsed to cover the Purchaser's liability to employees of the Contractor and all sub-contractors under applicable laws in Sri Lanka .

16.4   INSURANCE OF WORKS

       (a) The Contractor shall insure and keep insured in the joint names of the Contractor, all sub-contractors, the Purchaser and any other parties with an insurable interest that the Purchaser may elect, any works together with materials for incorporation therein to the full replacement cost plus an additional 10% to cover any additional costs that they may arise incidental to the rectification of any loss or damage including professional fees, cost of demolition and removal of debris.

       (b) The insurance shall cover the Contractor, all sub-contractors, and the Purchaser and any other parties elected by the Purchaser as aforesaid against all loss or damage from whatsoever cause arising from the date for commencement of the works until the date of completion which shall take place upon Service Acceptance in accordance with Clauses 5.4 (a), 5.4 (b) or 5.8 (and thereafter in respect of risks arising as a result of performance of the Warranties, imposed at Clause 7).

16.5   THIRD PARTY INSURANCE

       (a) The Contractor shall insure in the joint names of the Contractor, sub-contractors and the Purchaser against liabilities for death of or injury to any person (other than any operative or other person in the employment of the Contractor or any of his sub-contractors) or for loss of or damage to any property (other than the works) arising out of the execution of this Agreement from whatsoever cause.

       (b) The insurance shall be taken out for at least the limit of US$7,000,000 in respect of any one occurrence during the period of insurance. If the Contractor considers the above-mentioned limit of indemnity for any one accident to be inadequate to cover its contractual obligations he is at liberty to increase the limit of indemnity but any extra premium shall be at his own expense.

       (c) The insurance policy shall include a cross liability clause such that the insurance shall apply to the Contractor and his Sub-contractors and to the Purchaser as separately insured parties.

       (d) The insurance shall cover from the date for commencement of the works under this Agreement until Service Acceptance in accordance with Clauses 5.4 (a), 5.4 (b) or 5.8. The policy and premium receipts are to be deposited with the Purchaser prior to commencement of the works.

       (e) The policy shall provide that existing property of the Purchaser shall be treated as property of a third party for the purposes of the policy.


17.    KEY PERSONNEL AND PROGRESS REPORTS

17.1 The Key Person or individual who is necessary for the successful performance throughout the term of this Agreement shall be Mr. Arthur T.
       H. Yeung until otherwise notified in writing as set out in Clause 17.2 below.

17.2 All key personnel designated by the Contractor shall be subject to approval by the Purchaser. Key personnel approved by the Purchaser shall not be removed from the performance of the Work unless replaced with personnel of substantially equal qualifications and abilities, who are approved by the Purchaser. Nothing in this Clause shall relieve the Contractor of any of its obligations or its responsibility for any acts or omissions of its key personnel under this Agreement.

17.3 The Contractor shall provide to the Purchaser written or verbal progress reports regarding the Contractor's activities and progress in connection with the Works, at such times as the Purchaser may reasonably require (not less than monthly) in such form and disclosing such information as the Purchaser may reasonably require.


18.    CHANGES

18.1 Either party may, at any time, by written change proposal, request changes to be made to the Specifications. Upon such change proposal being made by either party, the Contractor shall provide the Purchaser with a proposed schedule of all alterations which would need to be made to the terms and conditions of this Agreement and, if applicable, the fixed prices, as a consequence of such proposed change. The provisions of Clause 1.3(b) shall not be considered as a change to the Specifications for the purposes of this Clause 18.

18.2 If the parties agree on the implementation of the proposed change, including any adjustment to the terms and conditions of this Agreement or fixed prices to be made in respect thereof, the Contractor shall proceed therewith, as agreed. If the change has been proposed by the Contractor but no such agreement is reached, the proposed change shall not be implemented. If the change has been proposed by the Purchaser, but no such agreement is reached, the Contractor shall nonetheless proceed with the proposed change if the Contractor could reasonably be expected to implement the same, taking into account its abilities and the facilities available to it, and an equitable adjustment, if any, to the fixed price shall be made in accordance with paragraphs 18.3 and 18.4 hereof.

18.3   If any adjustment is to be made in the fixed prices pursuant to paragraph
       18.2 hereof, the Contractor shall submit to the Purchaser a statement of price adjustment, supported by evidence as appropriate, and including a detailed breakdown of any increases or decreases in the price of labour, materials or other items. Such statement shall be calculated in accordance with the Contractor's regular accounting procedures and shall, if required by the Purchaser, be verified at the Purchaser's expense by the Contractor's independent auditors. Any claim by the Contractor for an increase in fixed prices shall be deemed waived unless such statement is submitted within forty-five (45) days of the date of receipt by the Purchaser or the Contractor, as the case may be, of the change proposal referred to in paragraph 17.1 hereof.

18.4 If the parties fail to reach agreement on the adjustment of the fixed prices, the adjustment shall be determined in accordance with Clause 21 hereof. Nothing in this paragraph shall relieve the Contractor of its obligation to proceed promptly with the implementation of the directed change pursuant to paragraph 18 hereof or with the provision to the Purchaser of any Work under this Agreement, as changed.

19.    ASSIGNMENT OR SUBCONTRACTING OF AGREEMENT

19.1 The Contractor shall not assign, subcontract or delegate, either in whole or in part, this Agreement or any of its rights, duties or obligations thereunder to any person or entity, use it as capital to establish a company, or set up an association with another company for its fulfillment, without prior express written approval of the Purchaser, which shall not be unreasonably withheld.

19.2 Notwithstanding any conditions under which the Purchaser may, at its sole discretion, grant such approval, the Contractor shall remain a guarantor to the Purchaser of the performance in accordance with this Agreement and all applicable laws, of the assigned, subcontracted or delegated duties and obligations.


20.    PUBLICITY RELATED TO AGREEMENT

20.1 The Contractor shall obtain the prior written approval of the Purchaser as to the issue, content and timing of news releases, articles, brochures, advertisements, prepared speeches or other information releases ("Releases") related to the Work or the terms of this Agreement (if any), to be issued by the Contractor, a subcontractor or any employee, designee, assignee or consultant of either. Any such Release shall be submitted in draft form to the Purchaser for approval as aforesaid indicating the countries in which it will appear. PROVIDED THAT the Purchaser's approval shall not be required in respect of any disclosures which the Contractor is required to make pursuant to any government regulation applicable to the Contractor (but the Contractor shall inform the Purchaser in writing of any such disclosure prior to, or (if that is not possible) as soon as practicable after such disclosure is made).


21.    EXPERT DECISIONS

21.1 This Clause 21 applies to matters which under this Agreement are expressly required to be dealt with by this Clause in the event that the Purchaser and the Contractor are unable to agree them (namely:- Clauses 7, 8, 18, and 24). Any such matter shall be determined by a person agreed by the parties or, in default of agreement, nominated at the request of either the Purchaser or the Contractor by Institute of Engineering in Hong Kong ("Expert") whose decision (acting as an expert and not as an arbitrator) shall be final and binding on the parties for the purpose of this Agreement . The costs of the Expert shall be shared equally by the Purchaser and the Contractor. the Purchaser and the Contractor shall provide the Expert with such information as the Expert may reasonably require.


22.    TIME-LIMITS

22.1 Any time-limit to which this Agreement obliges the Contractor or the Purchaser shall be counted from the day following that of the event marking the start of the time-limit and shall end on the last day of the period laid down. When the last day of a time-limit is a Sunday or legal holiday in the country in which the particular contractual performance is required, to which the time-limit shall apply, this time-limit shall be extended to the first working day following.


23.    FORCE MAJEURE

23.1 The term "Force Majeure" as used in this Clause means an event beyond the control and without the fault or negligence of the Purchaser, the Contractor, or its subcontractors or suppliers hereunder, including acts of God, acts of government, fire, flood or storm damage, strikes and national labour disputes, earthquakes, war and riot.

23.2 Neither party shall be responsible for delay in performing any obligation under this Agreement (other than an obligation as to payment of money) within the time-limit required for such performance, due to Force Majeure, provided that notice thereof is given to the other party within ten (10) days after such event has occurred.

23.3 Upon the occurrence of Force Majeure, and with proper notice as set forth above the time-limit for performance shall be extended accordingly, provided that the party wishing to rely upon the Force Majeure event makes every effort to minimize such delay. If the delay continues beyond a reasonable period, taking into account the requirements of the Purchaser for the delayed Equipment or Services or prompt performance of any other obligation under this Agreement, the Purchaser may, upon notice of thirty (30) days to the Contractor terminate this Agreement in whole or in part, without incurring any financial obligations to the Contractor as a consequence of such termination.


24.    TERMINATION FOR DEFAULT

24.1   If the Contractor:

       (a) refuses or fails to proceed with the performance of the Work, or any separable part thereof, with such diligence as will ensure its completion within the time specified in this Agreement or fails to complete the Work within such time and fails to remedy such failure or refusal within forty five (45) days of written notice from the Purchaser requiring the same; or

       (b) commits any breach of this Agreement and fails to remedy such breach within fourteen (14) days of written notice from the Purchaser requiring the same;

       (c) takes or has taken or instituted against it any action or proceeding whether voluntary or compulsory which has as an object or is likely to result in the winding up of the Contractor (other than a voluntary winding up by members for the purpose of reconstruction or amalgamation) or is placed under official management or enters into a compromise or other arrangement with its creditors or any class of them or if an administrative receiver or administrator or receiver or the like is appointed to carry on its business or to take control or possession of any of its assets for the benefit of its creditors or any of them;

       (d) violates any law relating to the prevention of corruption or bribery in any jurisdiction;

       the Purchaser may, by notice to the Contractor either:

              (i) take all or part of the Work not yet performed by the Contractor out of the Contractor's control or out of the control of any other person in whose control or possession such Work or any part thereof may be. In such event the Purchaser may take-over the Work in whole or in part, and proceed with the same to completion. The Contractor shall, or shall procure that, forthwith on demand by the Purchaser delivers to the Purchaser all Equipment and Software and components thereof in any way commenced, partly executed or completed under this Agreement and any other things which in the opinion of the Purchaser are necessary for completion of the Work or for the installation and commissioning of the System by the Purchaser. The Contractor shall be credited for the value of such items as agreed by the Purchaser and the Contractor or in default of agreement as determined by Clause 21 subject always to any liability the Contractor may have to compensate the Purchaser for, or to make good at the Contractor's expense, any breach of this Agreement and shall also procure from any subcontractor, identical rights as are provided herein; and

              (ii) whether or not the rights under paragraph (i) are exercised, terminate this Agreement, in whole or in part, with immediate effect.

24.2 If the Purchaser so elects to complete all or part of the Works, the Contractor shall pay the Purchaser any reasonable costs occasioned by the Purchaser in completing the Work or such part of the Work to the extent such costs exceed the amount which would have been payable in respect of that part of the Work so taken over.

24.3 The rights of the Purchaser under this Clause are in addition to, and without prejudice to, or forfeiture of, any other rights or remedies that the Purchaser may have under this Agreement or at law as a consequence of any default by the Contractor under this Agreement.


25.    GOVERNMENTAL AUTHORIZATION AND COMPLIANCE

25.1 The Contractor warrants that each and every item of Equipment and Software and related equipment shall comply with the requirements of the Telecommunications Authority applicable in Sri Lanka.

25.2 The Purchaser shall be responsible for obtaining all necessary Sri Lanka or foreign government authorizations including but not limited to import licenses necessary for the importation, installation and operation of the System (subject to the Contractor's obligations under Clause 25.1). The Contractor shall be responsible for obtaining all necessary export licenses.

26.    LANGUAGE AND COMMUNICATION

26.1 The Agreement and all documentation and communications required thereunder shall be in the English language.

26.2 All communications pertinent to this Agreement shall be made or confirmed in writing, including telex, or facsimile.


27.    NOTICES AND REPORTS

27.1 Any notice or other communication required or permitted to be given by or pursuant to this Agreement shall be sufficiently given if given in writing and delivered personally or sent by prepaid registered post or telex or facsimile to the addresses for the parties specified in Clause
       28.3 or to such other address or such other person as the parties may from time to time notify to the other parties in writing.

27.2   Any such notice or other communication issued in accordance with Clause
       28.1 shall be deemed to have been received:

       (a)    if delivered personally, on the date of delivery;

       (b) if sent by pre-paid post, five (5) days after the date of posting unless actually received earlier; or

       (c) if sent by facsimile, upon confirmation of receipt given to the sender by the addressee; or

       (d) if sent by telex, on receipt of the correct answerback code of the addressee at the end of the communication.

27.3 All notices and reports to be provided to the Purchaser or the Contractor pursuant to this Agreement shall be sent to the Purchaser or the Contractor as follows:

              Position:     Joint Managing Director

              Company:      Lanka Cellular Services (Pvt) Limited

              Address:      4th Floor1119 Maradana RoadColombo 8
                            Sri Lanka


              Position:     Managing Director

              Company:      interWAVE Communications International Ltd.

              Address:      18/F  133 Wanchai Road
                            Wanchai
                            Hong Kong
       or such other address as may be notified to the other party in accordance with this Clause.

27.4 As soon as practicable after the date of this Agreement, the Contractor will appoint an agent for service of process in London, England and will notify the Purchaser in writing of the name and address of such agent any agents appointed in replacement of that agent.


28.    WAIVER AND APPROVALS

28.1 Any failure or delay on the part of the Purchaser in exercising any power or right under this Agreement shall not operate as a waiver of such power or right.

28.2 Any approvals or consents which may be given by the Purchaser shall not prejudice any claim or right of the Purchaser under this Agreement, nor constitute any acceptance by the Purchaser of any liability in relation to the subject matter of such approval or consent.


29.    ENTIRE AGREEMENT

29.1 This Agreement, the Letter of Intent and the letter agreement dated on or about the date of this Agreement confirming certain delivery arrangements in relation to the Equipment constitutes the entire Agreement and shall apply in connection with the subject matter hereof, and there are no other agreements or understandings, written or oral, except as provided herein. Any amendments to or modification of this Agreement except in writing and signed by the authorized representatives of the parties hereto, shall be void and of no effect.


30.    NO JOINT VENTURE

30.1 Nothing in this Agreement shall be construed to create or evidence a partnership or joint venture relationship between the parties hereto. Neither party shall hold itself out contrary to the terms of this Clause and neither party shall become liable because of any representations, act or omissions of the other. This Agreement is not for the benefit of any third party and shall not be deemed to create or evidence any right or remedy of any such third party, whether referred to herein or not.


31.    SEVERABILITY

31.1 The whole or any part of any clause in this Agreement that is illegal or unenforceable:

       (a)    will be:

              (i) read down to the extent necessary so that it is legal and enforceable; or

              (ii) severed (if it cannot be read down in accordance with paragraph (i);

       (b) will not affect the continued operation of the remaining provisions of this Agreement.


32.    HEADINGS

32.1 The headings to the Clauses of this Agreement are for convenience only and shall not be considered for any purpose in interpreting or construing this Agreement.


33.    EXPORT CONTROL

       Subject to Clause 35, all Equipment and Software exports will be made under the authorization and control of United States export laws and regulations adherence to which shall be the sole responsibility of the Contractor provided that the liability to The Purchaser under this Clause 34 shall be limited to an amount equal to two times the total value of this Agreement as set out in Appendix B.


34.    RE-EXPORTATION

       The Purchaser shall not, without prior written consent of the Contractor and the Office of Export Administration, United States Department of Commerce and Department of State, Washington, D.C. 20230, U.S.A. knowingly re-export, export, or ship, or cause to be re-exported, exported, or shipped, directly or indirectly, any technical data or information obtained from the Contractor or from an associated company of the Contractor, or any direct or indirect product thereof, to any country to which, under the laws of the United States, the Contractor is or may be prohibited from exporting its technology or its direct product. The provisions of this clause shall extend automatically to any other destination to which the U.S. Office of Export Administration at any time during the life of this Agreement restricts or prohibits the export of technical data or information or any direct or indirect product thereof. The Purchaser's request to the Contractor for direct or indirect re-exportation, exportation, or shipping of any technical data, information, products obtained from the Contractor or associates of the Contractor to any place outside of Sri Lanka shall be handled by the Contractor in a timely manner. In any event, such request by The Purchaser shall not be unreasonably withheld by the Contractor. The Purchaser shall also have the right to apply to U.S. Government directly for approval of such export. The Contractor shall provide The Purchaser with reasonable assistance in any applications to or dealings with the Government of the United States made by The Purchaser. In the event that the Contractor fails to respond to a re-exportation request made by The Purchaser within 60 days, the Contractor will be deemed to have consented to such re-exportation request.


35.    APPLICABLE LAW

35.1 This Agreement shall be interpreted, construed and governed by the laws of England and the parties hereto submit to the non-exclusive jurisdiction of the English courts.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly
executed by their duly authorised officers as of     December 1999 and hereby
deem that this Agreement shall be effective from the Effective Date.


For the Contractor:                For the Purchaser:


INTERWAVE COMMUNICATIONS           LANKA CELLULAR SERVICES (PVT) LIMITED
INTERNATIONAL LTD.

By                                 By




-----------------------------           ------------------------------

NAME                                    NAME

-----------------------------           ------------------------------
(PRINT IN BLOCK LETTERS)                (PRINT IN BLOCK LETTERS)

TITLE                                   TITLE

-----------------------------           ------------------------------

DATE                                    DATE

-----------------------------           ------------------------------

WITNESS                                 WITNESS

-----------------------------           ------------------------------

                                   APPENDIX A



                           PROPOSED DELIVERY SCHEDULE

                                   APPENDIX A
                                   ----------


                           PROPOSED DELIVERY SCHEDULE
                           --------------------------



ACTIVITIES                                                       MILESTONE
FIRST DELIVERY:

Phase I, Deliver first 3 clusters equipment to Sri Lanka         FEB 28,2000

Service Acceptance/proposed commercial launch                    JUN 1, 2000


SECOND DELIVERY:

Phase II, Deliver next 4 clusters equipment to Sri Lanka         APR 30, 2000

Service Acceptance/proposed commercial launch                    AUG 1, 2000




REMARKS:

i.     The above schedule is the shipment schedule from Redwood City interWAVE.

ii. The deployment schedule must be in agreement with the availability of customer facility such as E1, power sources.

                                   APPENDIX B


                              PRICES AND QUANTITIES

                                   APPENDIX B
                                   ----------

                              PRICES AND QUANTITIES
                              ---------------------

                                   SCHEDULE 1


                                 SPECIFICATIONS

                                   SCHEDULE 1

                       FEATURE DESCRIPTION FOR RELEASE 4.1

Release 4.1 WAVEXchange supports the following features.


4.1.1  RELEASE 4.1 WAVEXCHANGE ADDITIONAL FEATURES LIST


                               BASE FUNCTIONALITY
                               ------------------

              -      Speech Services: MO, MT (GSM900/DCS1800)
              -      Emergency Calls
              -      Integral HLR/VLR (GSM 3.08)
              - Internal MAP/C and MAP/D interfaces to HLR/MSC (GSM 9.02 MAP specification)
              -      BSSMAP Connection / Connection-less (GSM 8.08)
              -      Call Detail Records (GSM 12.05, ASCII formatted)
              - Performance Reports (GSM 12.04, with proprietary extensions)
              - Alarm / Event Management (GSM 12.04, with proprietary extensions)
              -      HLR: 4,000 subscriber capacity on the NSS
              -      Private A-Link Multiplexer (PALIM)
              -      Intelligent Call Routing


                               MOBILITY MANAGEMENT
                               -------------------

              -      Mobility Management Standard (GSM 4.08)


                                 CALL MANAGEMENT
                                 ---------------

              - Call Management Standard (GSM 4.08; DTAP messages supported)


                             SUPPLEMENTARY SERVICES
                             ----------------------

              -      CallerID
              -      Call Forwarding Unconditional (GSM 2.82)
              -      Call Forwarding Conditional (GSM 2.82)
              -      Call Hold (GSM 2.83)
              -      Call Waiting (GSM 2.83)
              -      Call Transfer (GSM 2.91)
              -      Intra-WAVEXchange FAX / Data Services (GSM 2.02 / 2.03)


              BSS SERVICES

              -      No cycling of MS Power
              -      MS Dynamic Power Control on RxQual and RxLev

              -      Separate Settable HO Margins
              -      MS fast Power Down
              -      Speed Sensitive Microcell HO
              -      BTS Daisy Chain (up to 3)
              -      12.21 standard A-bis Interface to BTS
              -      Racal BSS Testing Support
              -      E1 & TRX  Hot Swap
              -      Enhanced Network Performance Statistics


In addition to Release 4.1 BSS features, the following listed BSS additional features of Release 2.0 and 3.0 are also equipped with BSS deployment software load. They are:


4.1.2  RELEASE 2.0 BSS ADDITIONAL FEATURES LIST

              -      No cycling of MS Power
              -      MS Dynamic Power Control on RxQual and RxLev
              -      Separate Settable HO Margins
              -      MS fast Power Down
              -      Speed Sensitive Microcell HO
              -      12.21 standard A-bis Interface to BTS
              -      Racal BSS Testing Support
              -      TRX  Hot Swap
              -      Enhanced Network Performance Statistics
              -      GSM Data Services


4.1.3  RELEASE 3.0 BSS ADDITIONAL FEATURES LIST

              -      BSC capacity :- up to 30 TRXs per BSC;  up to 16 BTSs per
                     BSC
              -      DCS1800 Full-band Radio (WE/MX)
              -      Antenna Receive Diversity
              -      Dynamic Power Control
              -      Direct Retry (Phase 1 and Phase 2 mobiles)
              -      3 TRXs per WAVEXpress BTS
              -      Pre-process Measurement at BTS
              -      WE Daisy-Chain (No Bypass)


RELEASE 4.1 BSS ADDITIONAL FEATURES LIST

              The BSS deployment software load for this project will be Release
              4.1 BSS load; the additional features of this load are summarized as below:

              -      SMS Cell Broadcast
              -      Settable Handover Margin by cell
              -      DTX Downlink
              -      Call Trace -  Phase 1
              -      Double BCCH (BA) Allocation
              -      Call Queuing
              -      Idle Channel Interface Over Threshold Notification
              -      Very Early Assignment
              -      Direct Retry on Congestion
              -      Automatic Hardware Detection
              -      BSC Dual Band - GSM900 & GSM1800
              -      N-2 Software Support
              -      Alarm Management Enhancement
              -      Y2K Compliance

              with detailed elaboration of each feature as below:


4.1.4.1 SMS CELL BROADCAST

              This SMS Cell Broadcast service is analogous to the teletext service. It permits a number of unacknowledged general messages to be broadcast to all receivers within a particular region. SMSCB messages are broadcast to defined geographical areas known as cell broadcast areas. These areas may comprise of one or more cells, or may comprise the entire PLMN.

              It provides SMS Cell Broadcast capability as defined GSM Specification 03.41. It's capabilities and benefits are:

              - Ability to enter, delete, modify and schedule cell broadcast messages from the OMC.

              -      Supports Background and Normal Messages.

              -      Allows operator to offer specialized services.

              - Using cell broadcast message it may be possible to indicate on a subscriber's MS whether he is using the in-building network or the PLMN.


4.1.4.2 SETTABLE HANDOVER MARGIN BY CELL

              There are two main types of radio based handover processing defined in GSM, namely Rescue and Confinement. Rescue handover is performed based on preprocessing RF measurement data collected in the uplink and downlink. Both the signal level and quality, and MS distance together with the settings of O&M parameters are considered to determine the necessity of handover and to evaluate the target candidate cell list. Similarly, confinement handover decision is made by comparing the computed power budget values with a set of O&M thresholds. The feature O&M parameters are introduced to allow greater flexibility for the operator to control over the handover decision making process.

              It provides the ability to set handover margins on a per cell basis. It's capabilities and benefits are:

              - The settable parameters are Power Budget, RX level and Quality.

              - Provides greater flexibility to operator to control the handover decision making process.


4.1.4.3 DTX DOWNLINK

              It provides DTX downlink support in addition to existing uplink support as defined in GSM Specification 06.31. It's capabilities and benefits are:

              - DTX downlink capabilities is set on a per cell basis by the OMC. This means the BTS can override the request from the MSC. This is, the BSS can make ultimate decision on providing DTX downlink.

              - DTX aims at increasing the system efficiency through decrease of the interference level, by inhibiting the transmission of the radio signal when not required from an information point of view. DTX feature is optional and must therefore be managed.


4.1.4.4 CALL TRACE

       This functional specification describes the Call Trace feature and its implementation in the interWAVE WAVEXpress/BSC and WAView/OMC.

       As described in GSM 12.08: The trace facility enables customer administration and network management to trace the activities of various entities when specific events occur within the PLMN. This facility should also enable the tracing of all the information that is available to the PLMN concerning the call path used by the associated entity.

       After integration of the Call Trace functionality into the BSS, the BSC will respond to MSC to BSS Invoke Trace messages by compiling trace records, and forwarding trace records to an OMC. The BSS implementation of Call Trace will incorporate only a subset of the BSS Call Trace functionality defined in GSM 12.08.

       It provides the essential subscriber and equipment trace functionality as defined in GSM Specification 12.08. It's capabilities and benefits are:

       -      Support for 08.08 MSC and BSS Invoke Trace Messages.

       - Support for normal and priority Basic, Handover and Radio BSS Trace Types.

       -      GSM 12.08 Standard BSS Trace Record viewable from OMC.

       - Enables an operator to trace the activities of various network entities when specific events occur within the PLMN including the call path used by the entity.

       -      Satisfies regulatory requirement in most countries.

4.1.4.5 DOUBLE BCCH (BA) ALLOCATION

       The purpose of this feature is to maintain two sets of neighbor lists within the BSS. One set is used by the mobile while it is camping on the cell in the IDLE mode. The other set is used by the mobile while a call is active on the Mobile. This feature allows more control on a cell traffic. This feature is useful in case of overlay/underlay cell, where the mobile camps on the macrocell in Idle mode and when the call is active, it handed over to underlay micro cell where it will have different list of neighbors.


       In order to take advantage of this feature, the operator is recommended to place all cells in the idle mode list, but only neighboring cells in the active list. Since all cells are in the idle list, the mobile will not try to reach the cells it was near when it is powered off. This could avoid the problem with mobiles accessing cells that are far away when a user powers-up the phone.

       It provides capability to maintain both an idle and an active mode neighbour list within the BSS. It's capabilities and benefits are:

              -      Allows more control on cell traffic.

              - It is useful in cases of overlay/underlay cell plan that the mobile camps on the macrocell in idle mode and subsequently is handed over to the underlay microcell.


4.1.4.6 CALL QUEUING

       It provides Call Queuing function as defined in GSM Specification 08.08, GSM 04.22 and GSM 12.20. It's capabilities and benefits are:

              - Support for queuing during initial assignment, subsequent assignment and handover, and queuing priority.

              - Support to set queue length, enable/disable priority, assignment request time limit and handover request time limit from the OMC.

              - Provides full compliment of viewable operational statistics.

              -      Provides operator the ability to reduce call failure rate.


4.1.4.7 IDLE CHANNEL INTERFERENCE OVER THRESHOLD NOTIFICATION

       The goal of this feature to send a notification to OMC in case interference level crosses a threshold set by the operator. BSS shall support 6 quality bands and a measurement period. The alarm threshold should be settable between 0 and 5. OMC threshold bands should be part of templates.

       This feature requires BSS to send a minor alarm every time the interference on an Idle TCH/F channel crosses the threshold set by the operator. The alarm should be sent as a FailureEventReport against TrxCh object with severity as MINOR. BSS should also send a clearing event if the interference level goes below threshold set by the operator. BSS should keep the history of alarm to reduce the number of alarms sent to OMCR. Idle Channel Interference over Threshold alarm is sent for a TrxCh, BSS should not repeat the alarm in case interference level for the same TrxCh remains above threshold value during next measurement period.

       Operator shall be able to set the threshold value per BTS basis. All the trxch in a bts will use the same threshold value for notification of Idle Channel Interference Measurement over Threshold. The default value of this threshold should be set to 4. BSC should also send a major alarm against TRX object if half or more than half of these trx channels crosses threshold value for interference level. Operator should also be able to disable TrxCh alarms and just see the TRX alarm.

       In existing design we support 6 bands for Idle Channel Interference level defined in HandCont object under Bts object. Operator can set the range for all the 6 bands through OMC/NMI. Default values are shown in the table given below.


----------------------------------------------------
         Band       Default Range
----------------------------------------------------
             0        < -110 dBm
----------------------------------------------------
             1        -110 dBm  to  -105 dBm
----------------------------------------------------
             2        -105 dBm  to  -100 dBm
----------------------------------------------------
             3        -100 dBm  to  -95 dBm
----------------------------------------------------
             4        -95 dBm  to  -90 dBm
----------------------------------------------------
             5        > -90 dBm
----------------------------------------------------

       It provides OMC notification when operator defined Idle Channel Measurement thresholds are exceeded. It's capabilities and benefits are:

       - The BSS will send a minor alarm to then OMC every time the interference level on an idle TCH/F Channel crosses the operator defined threshold.

       -      The threshold is settable per BTS from the OMC.

       - Interference measurements are based on average of measurements taken over two minutes intervals.

       -      Provides improved measurement and diagnostic capability.


4.1.4.8 VERY EARLY ASSIGNMENT

       It provides Very Early Assignment as defined in GSM Specification 04.08, 05.08, 08.08 ad 08.58. It's capabilities and benefits are:

       - VEA provides the ability to allocate a TCH at initial assignment, when it is probable that the requested connection will need such a channel.

       - The following options are selectable from the OMC: disable, enable all, enable emergency calls only, enable only if all SDCCHs are in use, enable for emergency call or only if all SDCCHs are in use.

       - Very early assignment scheme allows the network operator to minimize the number of SDCCH channels, thereby maximizing the number of TCH channels available. This can result in an increase in the call carrying capacity of the cell.

4.1.4.9 DIRECTED RETRY ON CONGESTION

       When a connection is established, the cell is chosen by the MS according to the C1 or C2 cell selection/reselection criterion based on the downlink measurements and MS maximum transmission power only. BSS may not agree this is the best cell because the uplink reception quality is not taken into account. Therefore, when a TCH is to be assigned, a handover to another cell might be necessary due to the lack of channel resources or congestion in the original cell. This process of SDCCH-to-TCH handover at the time of call set-up is called Directed Retry.

       Directed Retry On Congestion will make use of the congestion information in the original as well as the target cell. When a connection is requested and directed retry feature is enabled by the operator, a check will be made to verify that the congestion in the given cell is below an operator defined threshold, before making a request for a traffic channel. If the given cell is already congested, preferred target list generated from measurement reports will be used for directed retry. Flow chart at the end of the document illustrates the steps for this feature.

       The main thrust is to give more preference to ongoing calls by reserving some capacity per cell for incoming handover requests for ongoing calls. New O&M parameters are provided to allow the operator to specify the traffic load threshold (ranges from 0 to 100%) and the current level of traffic congestion (ranges from 0 to 100%).

       The purpose of this feature is to add the ability to consider the congestion level of a cell before requesting a traffic channel in that cell as a result of a directed retry. It's capabilities and benefits are:

       -      Can be enabled/disabled from OMC.

       - Provides the operator with the ability to give preference to on-going calls by reserving capacity on a per cell basis for HO requests.


4.1.4.10       AUTOMATIC TRX HARDWARE DETECTION

       The purpose of this feature is to allow hot insertion and removal of a TRX Module in WAVEXpress Chassis. It's capabilities and benefits are:

       -      Automatic detection and update of a module insertion or removal.

       -      Automatic triggering of diagnostic tests upon insertion.

       -      OMC notification of changes.

       -      OMC update of module identification information

       -      Minimizes downtime due to repairs or system upgrades.

       -      Improves reliability of module identification information.

4.1.4.11       BSC DUAL BAND - GSM900 & DCS1800

       The purpose of this feature is to provide BSC support for the management of both GSM900 and DCS1800 Base stations.

       It supports only string configuration with maximum of four BTS connected in chain. The limitation of four comes from the E1 card's current hardware, which can only support four Lapd connections. The philosophy followed for the string configuration is during the initialization of BTS, a passthrough will be connected by making cross connects in wave express and programming the time slot assignment ram in micro. All the port 0 channels are connected to port 1 channels except the Lapd channel, which is read from flash. This Lapd channel has to be programmed in flash before commissioning the BTS. BTS will try to establish Lapd connection with BSC using this timeslot. As soon as abismgr on the BSC having the same e1chan is unlocked, Lapd connection will be established and BTS will try to come up. Care is to be taken that no two BTS in the chain should be programmed to come up on the same E1 Lapd channel. If this is done then more distant BTS on the chain will not come up. After BTS comes up, TRX channels will be connected to abis on getting notification from BSC. Thus Abis channels connected to TRX will also be dropped from passthrough. In short all the channels used by a particular BTS will not be passed through, while the rest will be. In case of warm start TRX channels will be disconnected from abis channels and these disconnect abis channels will be made passthrough. Also whenever TRX channel are disconnected, a passthrough will be connected on the corresponding abis channels.

       It's capabilities and benefits are:

       - General compliance with GSM 03.26 "Multi-band operation of GSM/DCS 1800 by a single operator.

       - Operator selectable option of single-band or mixed-band neigbour mode.

       -      Operation of mixed-band BTSs in a daisy chain configuration.

       - Ability to prioritize GSM900 or DCS1800 on cell selection and handover.

       -      Provides enhanced capacity due to sharing of BSC and E1 resources.


4.1.4.12       N-2 SOFTWARE SUPPORT

       It provides the ability to upgrade Release N-1 or N-2 BSS to Release N BSS without shutting down the BSC. It's capabilities and benefits are:

       -      The N-2 compatibility feature only implies general GSM 12.21 and
              08.58 interface and functionality between the BSC and then BTS. Release specific compatibility must be addressed on a feature by feature basis.

       -      Minimizes down time during upgrade of network.


4.1.4.13       ALARM MANAGEMENT ENHANCEMENT

       It provides new TRX and E1 alarms, which consider the service impact to the parent BSC or BTS. It's capabilities and benefits are:

       -      Applies to TRX and E1 Port Objects only.

       - Introduces a new attribute and severity, which represent the service impact of a TRX or E1 Port alarm on the parent BSC or BTS.

       - Severity is determined dynamically based on the local severity of an event multiplied by a weighting factor based on a variety of factors including quantity and use of modules.

       - Severity classes include Ceased, Critical, Major, Minor, Warning Level and indeterminate.

       - Provides ability to report child object alarms based on service impact to parent object when reporting alarm.

SECTION 4.2 -  PRODUCT SPECIFICATIONS


4.2.1 WAVEXCHANGE CAPACITIES

       Functional capacities of the WAVEXchange hardware are shown in Table 1.


-------------------------------------------------------------------------------
      BSS Support            5 BSC with up to 16 BTS per BSC and
                             up to 60 TRX
-------------------------------------------------------------------------------
      HLR capacity           4000 subscriber record
-------------------------------------------------------------------------------
      Total Subscribers      2000 at 0.1 Erlangs
      Support
-------------------------------------------------------------------------------
                             TABLE 1 - WAVEXCHANGE

4.2.2  WAVEXPRESS/BTS CAPACITIES

Functional capacities of the WAVEXpress/BTS hardware are shown in Table 2.


-------------------------------------------------------------------------------
        Number of TRX per BTS       3 TRX per BTS
-------------------------------------------------------------------------------
                            TABLE 2 - WAVEXPRESS/BTS


4.2.3  TURBOWAVE/BTS CAPACITIES
       Functional capacities of the TurboWAVE/BTS hardware are shown in Table 3.


-------------------------------------------------------------------------------
        Number of TRX per BTS       2 TRX per BTS for 4 watts in 1 ant.
                                    operation
                                    2 TRX per BTS for 8 watts in 2 ant.
                                    operation
                                    1 TRX per BTS for 16 watts in 1 ant.
                                    operation
-------------------------------------------------------------------------------
                            TABLE 3 - TURBOWAVE/BTS

4.2.4  WAVEXPRESS/BSC CAPACITIES
       Functional capacities of the WAVEXpress/BSC hardware are shown in Table
       4.


-------------------------------------------------------------------------------
        BTSs per BSC                16 BTSs supported per BSC
-------------------------------------------------------------------------------
        Daisy Chain                 Up to 4 BTS per chain
-------------------------------------------------------------------------------
        TRX Per BSC                 30 TRX supported per BSC
-------------------------------------------------------------------------------
        Interface Links             maximum of (16) E1 links (2.048 Mb/s)
-------------------------------------------------------------------------------
        A-Interface Support         A-interface to Siemens MSC
                                    A-interface to Nokia MSC
                                    A-Interface to Ericsson MSC
                                    A-Interface to Lucent MSC
                                    A-Interface to Alcatel MSC
                                    A-Interface to Nortel MSC
-------------------------------------------------------------------------------
                            TABLE 4 - WAVEXPRESS/BSC

4.2.5 WAVEXCHANGE, WAVEXPRESS/BTS/BSC & TURBOWAVE/BTS PLATFORM SPECIFICATIONS General specifications of the WAVEXchange, WAVEXpress/BTS/BSC & TurboWAVE/BTS platform.


-------------------------------------------------------------------------------
        Chassis                     9 Slot 6U Eurocard Form Factor; Front
                                    Panel Service Access
-------------------------------------------------------------------------------
        Chassis Size                23 cm (width) x 65 cm (height) x 36 cm
                                    (depth)
-------------------------------------------------------------------------------
        Weight                      Approx. 20 kg full configuration
-------------------------------------------------------------------------------
        Operating Temperature       00C to +450C
-------------------------------------------------------------------------------
        Humidity                    10% to 90% non-condensing
-------------------------------------------------------------------------------
        Thermal Shock               +50C per minute
-------------------------------------------------------------------------------
        Altitude                    -300 to +3000 Meters
-------------------------------------------------------------------------------
        Vibration acceleration      5 to 100 Hz with 2G acceleration
-------------------------------------------------------------------------------
        Mechanical Shock            20 G for 6 msec (half sine)
-------------------------------------------------------------------------------
        Power Consumption           350 W power supplies (Modular)
-------------------------------------------------------------------------------
        Input Power Options         Single AC line (with 20 A min. @ 110 VAC)
                                    or -48 VDC
-------------------------------------------------------------------------------
        AC Input Power              90-130 & 180-264 VAC auto selecting 47-63
                                    Hz
-------------------------------------------------------------------------------
        AC Input Protection         Fused
-------------------------------------------------------------------------------
        Power Specifications:            V(min)          V(max)      AMPS(max)
-------------------------------------------------------------------------------
        AC Input                      90 VAC         264 VAC        10 Amps @
                                     (47-63Hz)       (47-63Hz)      85 VAC
-------------------------------------------------------------------------------
        -48VDC Input                     -35 VDC        -63 VDC       20 Amps
-------------------------------------------------------------------------------
        Power Factor                0.65
-------------------------------------------------------------------------------
        Input Harmonic Current      IEC555-2 & EN60555-2 Compliant
-------------------------------------------------------------------------------
        Leakage Current             Less than 3.5 mA
-------------------------------------------------------------------------------
        AC In-rush Limiting         Turn on in-rush current will not exceed 80
                                    Amps peak
-------------------------------------------------------------------------------
        Input Transient Protection  Per IEEE C62.41, Category A3.IEC-801-2,
                                    -3,-4,-5 (level 3)
-------------------------------------------------------------------------------
        Cooling                     Forced Air 160 cfm, front intake/exhaust
                                    (not inc. power supplies)
-------------------------------------------------------------------------------
TABLE 5 -  WAVEXCHANGE, WAVEXPRESS & TURBOWAVE PLATFORM SPECIFICATIONS

4.2.6  WAVEXchange TECHNICAL DETAILS
       Specifications of the Combo Switch/BSC/BTS hardware are shown in Table 6.


-------------------------------------------------------------------------------
        Standards Supported         ETSI GSM Phase 2
-------------------------------------------------------------------------------
        Features Supported          Call forward, call barring, call waiting,
                                    interface with PABX and Public MSC, Base
                                    station Controller; GSM RF management,
                                    encryption, power supply redundancy.
-------------------------------------------------------------------------------
        Mobile Interface            GSM full-rate RF interface, 2400 - 9600
                                    bps transparent data and (enhanced full
                                    rate capability in Release 5.0).
-------------------------------------------------------------------------------
        Trunk interface             G.703 compliant, E1 - ISDN/PRI or R2 for
                                    PABX and PALIM for MSC
-------------------------------------------------------------------------------
        Chassis Size                23 cm (width) x 65 cm (height) x 36 cm
                                    (depth)
-------------------------------------------------------------------------------
        Weight                      Approx. 20 kg
-------------------------------------------------------------------------------
        Volume                      81.9 liters
-------------------------------------------------------------------------------
        Operating Temperature       0 (0)C to +45 (0)C
-------------------------------------------------------------------------------
        Humidity                    10 % to 90 % non-condensing
-------------------------------------------------------------------------------
        Thermal Shock               IEC 68-2-14
-------------------------------------------------------------------------------
        Power Requirement           Power consumption: 150 watts, 110/220
                                    volts 50-60 Hz AC, -48 volts DC.
-------------------------------------------------------------------------------
                         TABLE 6 - COMBO SWITCH/BSC/BTS

4.2.7  WAVEXPRESS INDOOR BTS TECHNICAL DETAILS
       Specifications of the WAVEXpress Indoor BTS hardware are shown in Table
       7.


-------------------------------------------------------------------------------
        Number of TRX per BTS       Up to 3 TRX per BTS
-------------------------------------------------------------------------------
        Tx Frequency Range          GSM900: 935 - 960 MHz
-------------------------------------------------------------------------------
        Rx Frequency Range          GSM900: 890 - 915 MHz
-------------------------------------------------------------------------------
        Channel Spacing             200 KHz
-------------------------------------------------------------------------------
        Transmitter Output Power    Approx. 2 Watts
-------------------------------------------------------------------------------
        Standards Supported         ETSI GSM Phase 2
-------------------------------------------------------------------------------
        Features Supported          Base station Transceiver Station; GSM RF
                                    management, data and fax, short message
                                    service, antenna receive diversity,
                                    encryption, optional TRX and power supply
                                    redundancy, star and daisy chain
                                    configuration.
-------------------------------------------------------------------------------
        Mobile Stations Supported   GSM-compliant mobile station (phase 1&2)
-------------------------------------------------------------------------------
        Mobile Interface            GSM full-rate RF interface, 2400 - 9600
                                    bps transparent data and (enhanced full
                                    rate capability in Release 5.0).
-------------------------------------------------------------------------------
        Trunk interface             G.703 compliant, E1.
-------------------------------------------------------------------------------
        Dynamic Power Control       12 dB in 2 dB Step
-------------------------------------------------------------------------------
        Receiver Sensitivity        Typical - 105 dBm
-------------------------------------------------------------------------------
        Chassis Size                23 cm (width) x 65 cm (height) x 36 cm
                                    (depth)
-------------------------------------------------------------------------------
        Weight                      Approx. 20 kg
-------------------------------------------------------------------------------
        Volume                      81.9 liters
-------------------------------------------------------------------------------
        Operating Temperature       0 (0)C to + 45 (0)C
-------------------------------------------------------------------------------
        Humidity                    10 % to 90 % non-condensing
-------------------------------------------------------------------------------
        Thermal Shock               IEC 68-2-14
-------------------------------------------------------------------------------
        Power Requirement           Power consumption: 150 watts, 110 / 220
                                    volts 50 - 60 Hz AC, - 48 volts DC.
-------------------------------------------------------------------------------
                        TABLE 7 - WAVEXPRESS INDOOR BTS

4.2.8  TURBOWAVE/BTS TECHNICAL DETAILS
       Specifications of  TurboWAVE/BTS hardware are shown in Table 8.


-------------------------------------------------------------------------------
        Number of TRX per BTS       Up to 2 TRX per 4 watts TurboWAVE/BTS
-------------------------------------------------------------------------------
                                    Up to 2 TRX per 8 watts TurboWAVE/BTS
-------------------------------------------------------------------------------
        Tx Frequency Range          GSM900: 935 - 960 MHz
-------------------------------------------------------------------------------
        Rx Frequency Range
                                    GSM900: 890 - 915 MHz
-------------------------------------------------------------------------------
        Channel Spacing             200 KHz
-------------------------------------------------------------------------------
        Antenna Power               Up to 4 watts with 2 TRX in 1 ant.
                                    operation
                                    Up to 8 watts with 2 TRX in 2 ant.
                                    operation
-------------------------------------------------------------------------------
        Standards Supported         ETSI GSM Phase 2
-------------------------------------------------------------------------------
        Features Supported          BTS; GSM RF management, data and fax,
                                    short message service, encryption,
                                    optional TRX and power supply redundancy,
                                    star and daisy chain configuration.
-------------------------------------------------------------------------------
        Mobile Stations Supported   Any GSM-compliant mobile station (Phase 1
                                    and 2)
-------------------------------------------------------------------------------
        Mobile Interface            GSM full-rate RF interface, 2400 - 9600
                                    bps transparent data and enhanced full
                                    rate capability.
-------------------------------------------------------------------------------
        Trunk interface             G.703 compliant, E1.
-------------------------------------------------------------------------------
        Dynamic Power Control       12 dB in 2 dB Step
-------------------------------------------------------------------------------
        Receiver Sensitivity        Typical - 111 dBm
-------------------------------------------------------------------------------
        Chassis Size                23 cm (width) x 65 cm (height) x 36 cm
                                    (depth)
-------------------------------------------------------------------------------
        Weight                      Approx. 20 kg
-------------------------------------------------------------------------------
        Volume                      81.9 liters
-------------------------------------------------------------------------------
        Operating Temperature       0 (0)C to + 45 (0)C
-------------------------------------------------------------------------------
        Humidity                    10 % to 90 % non-condensing
-------------------------------------------------------------------------------
        Thermal Shock               IEC 68-2-14
-------------------------------------------------------------------------------
        Power Requirement           Power consumption: 250 watts, 110 / 220
                                    volts 50 - 60 Hz AC, - 48 volts DC.
-------------------------------------------------------------------------------
                            TABLE 8 - TURBOWAVE/BTS

4.2.9  WAVEXPRESS BSC TECHNICAL DETAILS
       Specifications of the WAVEXpress BSC hardware are shown in Table 9.

-------------------------------------------------------------------------------
        Number of E1 interfaces     Up to 16 E1 links per BSC
        per BTS
-------------------------------------------------------------------------------
        BTS RF Protocols Supported  GSM 900; GSM1800
-------------------------------------------------------------------------------
        GSM/PCS Interface           A and Abis
        Supported
-------------------------------------------------------------------------------
        Standards Supported         ETSI GSM Phase 2
-------------------------------------------------------------------------------
        Features Supported          Base Station Controller (BSC); GSM RF
                                    Power management, data and fax, short
                                    message service, optional CPU  and power
                                    supply redundancy, local TRAU integrated
                                    with Abis E1 card.
-------------------------------------------------------------------------------
        Mobile Stations Supported   Any GSM-compliant mobile station (Phase 1
                                    and 2)
-------------------------------------------------------------------------------
        Mobile Interface            GSM full-rate RF interface, 2400 - 9600
                                    bps transparent data and enhanced full
                                    rate capability.
-------------------------------------------------------------------------------
        Trunk interface             G.703 compliant, E1.
-------------------------------------------------------------------------------
        Chassis Size                23 cm (width) x 65 cm (height) x 36 cm
                                    (depth)
-------------------------------------------------------------------------------
        Weight                      Approx. 20 kg
-------------------------------------------------------------------------------
        Volume                      81.9 liters
-------------------------------------------------------------------------------
        Operating Temperature       0 (0)C to + 45 (0)C
-------------------------------------------------------------------------------
        Humidity                    10 % to 90 % non-condensing
-------------------------------------------------------------------------------
        Thermal Shock               IEC 68-2-14
-------------------------------------------------------------------------------
        Power Requirement           Power consumption: 150 watts, 110 / 220
                                    volts 50 - 60 Hz AC, - 48 volts DC.
-------------------------------------------------------------------------------
                            TABLE 9 - WAVEXPRESS BSC

                                   SCHEDULE 2


                                  SCOPE OF WORK

                                   SCHEDULE 2
                                   ----------

                 SCOPE OF SERVICE WORK AND INSTALLATION SERVICES
                 -----------------------------------------------

2.1    SCOPE OF SERVICE WORK


----------------------------------------------------------------------------------------------------------------
 ITEM  DESCRIPTION OF              SCOPE OF RESPONSIBILITIES OF         SCOPE OF RESPONSIBILITIES OF LANKA
       RESPONSIBILITIES            interWAVE COMMUNICATIONS             CELLULAR SERVICES (PRIVATE)
                                   INTERNATIONAL LTD (IWC)              LIMITED. (LCS)
----------------------------------------------------------------------------------------------------------------
 A.     EQUIPMENT DELIVERY, IF CIF ARRANGEMENT IS ORDERED BY LANKA CELLULAR SERVICES (PRIVATE) LIMITED.
----------------------------------------------------------------------------------------------------------------
  1.   Preparation of Equipment    -      IWC is responsible for        -      LCS should provide details
       Import & Export                    supplying all product                for application of Export
                                          information, type approval           License of equipment from
                                          certificates for application         Department of Commerce,
                                          of Import License by Lanka           USA.
                                          Cellular Services (Private)
                                          Limited.                      -      LCS should be responsible
                                                                               for application of Import
                                   -      IWC is responsible for               License and all other
                                          filing the application of            relevant license for
                                          Export License to Department         equipment import, system
                                          of Commence, USA.                    installation and site
                                                                               construction.
----------------------------------------------------------------------------------------------------------------
  2.   Equipment delivery from IWC -      IWC will be responsible for   -      LCS is responsible for
       (USA) to LCS's warehouse in        delivering all equipment             checking the quantity of
       Colombo of Sri Lanka               ordered to the LCS's                 equipment against the
                                          warehouse in Colombo of Sri          package list.
                                          Lanka.
                                                                        -      LCS should sign and return
                                   -      IWC will provide packing             the delivery note to IWC if
                                          list and delivery note for           the quantity of equipment
                                          every shipment of equipment          is correct as well as
                                          to LCS.                              report the discrepancy
                                                                               immediately, if any.
----------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------
 B.     ON-SITE SYSTEM INSTALLATION, COMMISSIONING AND INTEGRATION SERVICES, IF LCS ORDERS
----------------------------------------------------------------------------------------------------------------
  1.   Appointment of Project      -      IWC will delegate the         -      LCS should appoint the
       Manager                            project manager for the              site or project manager
                                          whole wireless access                for coordinating all
                                          project.                             necessary arrangement for
                                                                               executing all
                                   -      IWC will assign the                  installation,
                                          engineers for supervising            commissioning and
                                          and being the consultant for         integration activities.
                                          installation and network
                                          design of wireless access     -      LCS to confirm with IWC
                                          system, if LCS orders.               about the contact points
                                                                               for this project.
----------------------------------------------------------------------------------------------------------------
  2.   Site identification.        -      IWC should confirm and        -      LCS will determine the
                                          specify the documentation            site location and inform
                                          and information required for         IWC.
                                          completing the system design
                                          for each site, should LCS     -      LCS should provide one set
                                          orders support services from         of floor plan and site
                                          IWC.                                 drawings of each site to
                                                                               IWC.
----------------------------------------------------------------------------------------------------------------
  3.   Site survey.                -      IWC should specify the        -      LCS is responsible for
                                          environmental conditions             site acquisition, site
                                          required for proper                  preparation and all site
                                          installation of equipment            facilities provisioning.
                                          supplied.                            The facilities include
                                                                               utilities, grounding,
                                                                               weatherproofing,
                                                                               lightning,
                                                                               air-conditioning and site
                                                                               access.
----------------------------------------------------------------------------------------------------------------
  4.   RF requirements and system  -      IWC should confirm and        -      LCS should confirm the RF
       design criteria                    specify the requirements for         cabling design and other
                                          completing the system                limitations to IWC.
                                          design, should LCS orders
                                          support services from IWC.    -      LCS is responsible for all
                                                                               RF design, installation of
                                   -      IWC should specify the RF            cable and accessories
                                          cabling/connection                   required for normal
                                          requirements for proper              network operation.
                                          installation of IWC
                                          equipment.
----------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------
 5.    Site construction and RF    -      IWC will recommend the site   -      LCS is required to supply
       distribution construction          requirements and RF                  and install antenna,
                                          conditions as deemed                 feeder, jumper, hanger,
                                          necessary for normal                 grounding devices and
                                          operation of IWC Products            power splitter as well as
                                                                               other filtering devices,
                                                                               as deemed necessary for
                                                                               maintaining proper RF
                                                                               conditions for normal
                                                                               operation of IWC products.
----------------------------------------------------------------------------------------------------------------
  6.   Delivery of IWC Products                                         -      LCS to be responsible for.
       from LCS's warehouse to
       site
----------------------------------------------------------------------------------------------------------------
  7.   On-site hardware and        -      IWC will supervise hardware   -      LCS should prepare to make
       software installation,             installation of BTS, BSC,            the location available for
       commissioning and                  WXC, OMC for Cluster 1-3             installation.
       integration of IWC Products
                                   -      IWC be responsible for        -      LCS to responsible for all
                                          system software                      hardware installation
                                          commissioning and                    physical work for BTS,
                                          integration for BTS, BSC,            BSC, WXC, OMC for Cluster
                                          WXC, OMC for Cluster 1-3             1-3

                                                                        -      LCS to responsible for all
                                                                               hardware installation for
                                                                               BTS, BSC, WXC, OMC for
                                                                               Cluster 4-7

                                                                        -      LCS to responsible for all
                                                                               software commissioning,
                                                                               integration physical work
                                                                               for BTS, BSC, WXC, OMC for
                                                                               Cluster 4-7

                                                                        -      LCS should sign off the
                                                                               commissioning and
                                                                               integration test report
                                                                               and once the tests are
                                                                               passed according to
                                                                               commissioning (off-line)
                                                                               and integration (on-line
                                                                               commissioning) test
                                                                               procedure; and after which
                                                                               the system should be put
                                                                               into provisioning test
                                                                               phase


----------------------------------------------------------------------------------------------------------------
  8.   Cell data, neighbor cell    -      IWC will perform database     -      LCS should prepare all the
       data and handover parameter        input for BTS, BSC, WXC, OMC         required data and
       for the new cell.                  for Cluster 1-3                      parameters in the WXC,
                                                                               BSC,BTS, OMC as specified
                                   -      IWC will provide on-site             by IWC for Cluster 1-3
                                          supervision, assistance and
                                          consultation for Cluster 4-7  -      LCS will perform database
                                          data fill process if LCS so          input for BTS, BSC, WXC,
                                          request.                             OMC for Cluster 4-7

                                   (TO BE QUOTED SEPARATELY)
----------------------------------------------------------------------------------------------------------------
  9.   E1 link application and     -      IWC to provide LCS the basic  -      As specified by IWC, LCS
       acceptance.                        acceptance criteria of E1            should supply, install,
                                          link, if requested.                  commission, maintain, and
                                                                               repair all transmission
                                                                               facilities, as deemed
                                                                               necessary for normal
                                                                               network operation.
----------------------------------------------------------------------------------------------------------------
  10.  Connection of on-site E1    -      IWC will supervise the
       port installed by LCS to           installation work for E1      -    LCS will connect and install
       the IWC Product                    connection at the switch           E1 link up the MDF point.
                                          centre and the E1 connection
                                          at each BTS site of the       -    LCS to supply jumper,
                                          first cluster if LCS so            connector cabling and other
                                          requires.                          accessories for connecting
                                   -      IWC will provide the correct       E1 links from the MDF to the
                                          E1 connection method to IWC        connectors of IWC Products
                                          Product.                           at each site and location.
----------------------------------------------------------------------------------------------------------------
  11.  Connection of RF feeder     -    IWC will provide advise on the  -    LCS will supply all required
       connector to the                 correct RF connection method         coaxial cable, connectors
       WAVEXpress/BTS                   to IWC products                      and accessories for each and
----------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------
                                                                             prepare proper super-flex
                                   -    IWC will advise on the VSWR          cable and connectors.
                                        and other RF requirements for
                                        IWC Products.                   -    LCS is responsible for
                                                                             connecting IWC Products with
                                                                             RF distribution required.

                                                                        -    LCS is responsible for
                                                                             maintaining the VSWR quality
                                                                             for all RF connection as
                                                                             specified by IWC
----------------------------------------------------------------------------------------------------------------
  12.  Pre-paid system             -    IWC will perform the            -    LCS will determine the
       installation commissioning       installation work of Prepaid         subscriber, tariff related
       and integration.                 System                               and routing information on
                                                                             the list that IWC provided
                                   (TO BE QUOTED SEPARATELY)            -    LCS should sign off the
                                                                             commissioning and
                                   -  IWC will  perform the software         integration test report and
                                      commissioning and integration of       after which the system could
                                      Prepaid System                         be puts into provisioning
                                                                             test phase
                                   (TO BE QUOTED SEPARATELY)
----------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------
 C.     MAINTENANCE AND OPERATION SUPPORT, IF LCS ORDERS.
--------------------------------------------------------------------------------------------------------------------------------
  1.   On-site technical           -      IWC on-site engineer is       -      LCS is responsible for
       consultant                         responsible for providing            providing enough manpower
       (if purchased)                     advice on daily operation,           as specified by IWC to
                                          maintenance and fault                perform proper trouble-
                                          restoration for the IWC              shooting activities for
                                          network equipment.                   S1, S2 and S3 cases.

                                   -      IWC on-site engineer is       -      LCS is responsible for
                                          responsible for coordinating         providing necessary
                                          with Regional TAC and                trouble-shooting
                                          advising the trouble-                resources: such as test
                                          shooting activities of S1,           equipment, telephone line,
                                          S2, and S3 problems in the           IDD facilities, modem and
                                          period of 24 hours a day and         transportation to assist
                                          7 days a week.                       the IWC on-site engineers
                                                                               to perform the necessary
                                   -      IWC on-site engineer is also         trouble-shooting and fault
                                          responsible for conducting           restoration activities
                                          regular technical review
                                          with LCS                      -      LCS is responsible for
                                                                               coordinating and
                                   -      IWC to recommend the                 performing all necessary
                                          procedures and scope of the          system changes, such as
                                          regular preventive network           transmission, E1 equipment
                                          maintenance, if required by          facilities, power
                                          LCS.                                 facilities, parameter
                                                                               changing and others as
                                   -      IWC on-site engineering              specified by IWC engineers
                                          consultant will supervise            in order to assist the
                                          the hardware installation            trouble-shooting
                                          work for cluster WXC, OMC,           activities
                                          BSC, BTS installation work
                                                                        -      LCS could specify any
                                                                               particular requirements
                                                                               for the monthly preventive
                                                                               maintenance, if necessary,
                                                                               and should assist IWC to
                                                                               coordinate and conduct the
                                                                               preventive maintenance
                                                                               required.
--------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------
  2.   Daily OMC-R operation       -      IWC on-site engineer is       -      LCS is required to monitor
                                          responsible for providing            the system and alarm status
       (if on-site technical              advice on daily operation            through the OMC system.
       consultant option is               and maintenance, if                  LCS should inform IWC on-
       purchased)                         necessary.                           site engineer if there is
                                                                               any fault alarm or event.

                                                                        -      If there are other
                                                                               activities, such as power
                                                                               outage, relocation of
                                                                               transmission line, upgrade,
                                                                               patching,  etc., affecting
                                                                               the overall network
                                                                               performance, LCS is
                                                                               required to notify IWC as
                                                                               to allow IWC to advise the
                                                                               precaution required.
--------------------------------------------------------------------------------------------------------------------------------
  3.   Off-site 24 hours           -      IWC will provide technical    -      LCS is responsible for coordinating
       emergency Level 2 support          telephone consultancy in             and performing suitable fault diagnostics,
                                          relation to system recovery,         fault isolation or system recovery action on IWC
       (Please refer to Section 7         alarms, events and system            equipement after the initial discovery of
       of this Agreement)                 performance. However, IWC            problematic situation.
                                          will, in normal practice,
                                          not provide consultancy
                                          relating to normal day to
                                          day system operation, which
                                          is well covered by the user
                                          manual.                       -      LCS is responsible for reporting all faults
                                                                               to interWAVE Regional TAC (Technical Assistance
                                   -      IWC will provide all year            Centre) via emial ina way specified by Regional
                                          round emergency telephone            TAC.
                                          support for system
                                          restoration for those S1 and
                                          S2 cases.
                                                                        -      LCS is responsible for coordinatin,
                                   -      IWC will provide response            performing suitable action on non-IWC
                                          for S3 issues                        equipement as advised by IWC for the
                                          electronically.                      purpose of fault recovery and bug isolation.

                                   -      IWC will follow up and trace
                                          the root cause of S1, S2 and  -      LCS is responsible for providing the necessary
                                          S3 events for identifying            manpower to perform fault
                                          long term solution.  This            recovery, fault isolation and solution
                                          includes patches, point
                                          release, full
--------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------
                                          software release or new              application activities as advises by IWC
                                          feature request.

                                   -      IWC will supply the           -      LCS is responsible for providing as much
                                          solution, in forms of                information as possible to IWC in order
                                          patches or software, to the          to establish the TR report system in order
                                          problems so that IWC could           to log down all these S1,S2 and S3 cases.
                                          remotely apply to the system
                                          or applying the solution
                                          locally with the assistance
                                          from LCS engineer

                                   -      IWC will perform regular
                                          system problem review with
                                          customer based on TR reports

--------------------------------------------------------------------------------------------------------------------------------
  4.   Monthly system performance  -      IWC is required to attend     -      LCS should be responsible for compiling,
       report and project meeting         the monthly meeting to               updating and submitting regular report to
                                          discuss the system                   IWC on project progress, all system
                                          performance, system recovery         parameters, cell data and system
                                          and project progress.                performance statistics, quality issues,
                                                                               stock level of spare parts so that IWC
                                   -      IWC is required to provide           could help to provide recommendation.
                                          feedback and solution to the
                                          action points required from
                                          the monthly system report.
                                                                        -      LCS is responsible for coordinating the
                                                                               monthly meeting.

                                                                        -      LCS is required to refill the spares stock
                                                                               if LCS deem necessary.
--------------------------------------------------------------------------------------------------------------------------------

2.2    SCOPE OF INSTALLATION, COMMISSIONING AND INTEGRATION WORK


--------------------------------------------------------------------------------------------------------------------------------
 SYSTEM SOFTWARE INSTALLATION AND COMMISSIONING ENGINEERING SERVICES IN SRI LANKA, INCLUDING THE
 FOLLOWING SCOPE OF SERVICES:
--------------------------------------------------------------------------------------------------------------------------------
  1.   Software installation and commissioning for WAVEXpress/BTS, TurboWAVE/BTS, WAVEXpress/BSC,
       WAVEXpress/WXC, and WAVEView OMC-R/S (IF PURCHASED PER SECTION 3.2 OF THIS AGREEMENT)
--------------------------------------------------------------------------------------------------------------------------------
       a.     Advise on the required system software, configuration data and parameter set-up as necessary for software installation and commissioning as well as system integration

       b.     Perform on software commissioning and integration configuration work of OMC Server,
              Workstations, WXC, BSC, and BTS system for first 3 cluster. (AS QUOTE PER SECTION 3.2 OF
              THIS AGREEMENT)

       c.     Responsible for software and system integration for OMC, WXC, BSC, BTS systems of first 3 cluster (AS QUOTE PER SECTION 3.2 OF THIS AGREEMENT)

       d.     Supply generic test commissioning (off-line) and integration (on-line) procedures and sign-off document for IWC systems,

       e.     Provide advise on the installation, commissioning and integration report format
--------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------
 SYSTEM HARDWARE INSTALLATION ENGINEERING SERVICES IN SRI LANKA, INCLUDING THE FOLLOWING SCOPE OF
 SERVICES:
--------------------------------------------------------------------------------------------------------------------------------
  2.   Supervision on System Hardware Installation Services for WAVEXpress/BTS, TurboWAVE/BTS,
       WAVEXpress/BSC, WAVEXpress/WXC, and WAVEView OMC-R/S, including the following scope of services:
       (AS QUOTE PER SECTION 3.2 ON-SITE ENGINEERING CONSULTANT SUPPORT OF THIS AGREEMENT)
--------------------------------------------------------------------------------------------------------------------------------
       a.     Advise on the environmental and electrical condition for installation of WAVEXpress/BSC,
              WAVEXpress/WXC, Turbo/BTS; WAVEView OMC and Pre-paid systems

       b.     Supply the procedures and test criteria for transmission line connection with
              WAVEXpress/BSC, WAVEXpress/WXC, WAVEXpress/BTS, WAVEView OMC

       c.     Supervise hardware installation for WAVEXpress/BSC, WAVEXpress/WXC, Turbo/BTS; WAVEView OMC
              of the cluster 1-3 (AS QUOTE PER SECTION 3.2 ON-SITE ENGINEERING CONSULTANT SUPPORT FOR THE
              CLUSTER 1-3 PERIOD OF THIS AGREEMENT)

       d.     Supply documentation and procedures on system hardware installation and provide advise on the installation report format
--------------------------------------------------------------------------------------------------------------------------------


Remarks: 1. Installation services exclude installation for following networks, such as LAN or WAN computer network, dial-up line, console or similar furniture.

       2. Additional charge is involved for requiring IWC engineers to assist in installing and integrating IWC equipment for clusters 4-7

                                   SCHEDULE 3


                         INITIAL ACCEPTANCE CERTIFICATE

                                   SCHEDULE 3

INTERWAVE

                         INITIAL ACCEPTANCE CERTIFICATE

    THIS IS TO CERTIFY THE INTERWAVE WAVEXPRESS WXC, BSC, BTS AND OMC SYSTEM
                                  DELIVERED BY:

                   INTERWAVE COMMUNICATIONS INTERNATIONAL LTD.


                                       TO


                      LANKA CELLULAR SERVICES (Pvt) LIMITED


                  IS ACCEPTED BY THE PURCHASER AND THE END USER


                                     DUE TO


                 ACCEPTANCE TESTS CASES CARRIED OUT SUCCESSFULLY
 ACCORDING TO THE "INITIAL ACCEPTANCE TEST PLAN" STATED IN THE ANNEX OF SCHEDULE 3 AND IS NOW OPERATIONAL IN ACCORDANCE WITH THIS PLAN TO THE SATISFACTION OF
                          ALL PARTIES CONCERNED NAMELY
                    LANKA CELLULAR SERVICES (Pvt) LIMITED AND
                   INTERWAVE COMMUNICATIONS INTERNATIONAL LTD.




DATE:
      ----------------------

FOR AND ON BEHALF OF :                    FOR AND ON BEHALF OF:
INTERWAVE COMMUNICATIONS                  LANKA CELLULAR
INTERNATIONAL LTD.                        SERVICES (Pvt) LTD







---------------------------               --------------------------------
NAME :                                    NAME:
TITLE:                                    TITLE:

                                   SCHEDULE 4


                             CUSTOMER ADVOCACY PLAN

                                   SCHEDULE 4


                  CUSTOMER ADVOCACY PLAN (LEVEL 2 SUPPORT PLAN)

1.0    PURPOSE

       The purpose of this procedure is to describe the method and timeframe for escalating problems based upon the severity level and potential impact to the customer network, as reported by Lanka Cellular Services (Private) Limited (thereafter called "LCS")

2.0    SCOPE

       The procedure covers the process, which connects the Regional Level 2 support offices in HK (thereafter called "Regional TAC") to the headquarters' operation and escalation to the HQ operation in Redwood City (thereafter called "Corporate TAC").

3.0    RESPONSIBILITY

       It is the responsibility of the Regional TAC manager to manage the overall call escalation process and ensure that the procedures for escalation are adhered to by the company. It is the responsibility of the Regional TAC managers to insure that the cases are properly classified upon initial diagnosis by the case manager and then notification is sent to the Corporate TAC.

4.0    LEVEL 2 SUPPORT

       4.1 During the Support Period, the Regional TAC will provide a 24 hours, 7 days hotline service to LCS to handle the requests for 2nd Level Support

       4.2 On receiving of a TR report (the trouble report) from LCS, Regional TAC will start analyzing the TR and the associate severity/case/problem; and if deemed appropriate, a corresponding Scopus case will be opened and a Scopus case number will be allocated. The LCS can then use the TR number in all communications regarding the fault report. LCS needs to supply their LCS TR number to Regional TAC for reference. This TR that LCS raised per each request to Regional TAC will be sent by soft copy to HK via emailing to support@iwv.com.hk. Regional TAC will then answer those TR from LCS.

       4.3 The investigation will be conducted by the Regional TAC on receiving an emergency telephone call or TR reported by the LCS. The severity of the case will also be determined. Further, if such an investigation reveals an error, defect or malfunction in the software, the Regional TAC will ensure the problematic system return to service by using of a temporary solution, acceptable to the LCS (that is, a "workaround").

       4.4 If Regional TAC could not provide a "workaround" to the problem within the specific hours defined in Section 4.12, then the problem will be escalated to

              Corporate TAC Support for further analysis. Please see section
              4.12 for more information.

       4.5 Local user or customer will ONLY called the emergency support telephone no. (that LCS has provided to subscriber), but NOT Regional TAC emergency telephone. This customer emergency support telephone number will be automatically routed back to LCS. LCS engineer will determine emergency and that on emergency they will call Regional TAC with a designated Regional TAC telephone number:
              93793981 (24 hours, 7 days per week) This will be mainly related to S1 and S2 issues. For S3 issues, LCS will send email to Regional TAC at designated email address.

       4.6 Regional TAC will call back to designated caller. The caller will be a LCS engineer and he will be responsible for including the appropriate LCS personnel into the conference call with Regional TAC. In most case it is assumed LCS engineer will be involved in the conference call. Regional TAC could also call LCS number (?????????) in cases Regional TAC would like emergency contact to LCS (for example, may be the caller is busy on telephone)

       4.7 If the working period has been passed and that the issue has not been solved or no "workaround" is available; this issue will be escalated to the next level of support in RWC: i.e. the Level 3; following the escalation procedure in Section 4.12. In case there is an urgent requirement to contact L3, Regional TAC may contact L3 support earlier for even faster resolution.

       4.8 If during the working period, there is a need for Regional TAC to remote accessing the OMC/BSC/BTS/WXC/Combo, or performing some destructive maintenance action; then this request for access or action will be made to the customer; via the responsible caller/LCS engineer.

       4.9 LCS and the Regional TAC will keep each other informed of the progress in resolving any fault, via regular communications.

       4.10 Visit to the LCS/Customer's sites by Regional TAC engineer for the purpose of investigation or fault resolution will need to be agreed separately between LCS and interWAVE.

       4.11 LCS/Regional TAC should agree on the severity level of the call using the following guideline.

       S1     EMERGENCY            System or network is down and unusable as a
                                   result of a problem which causes failures, or results in severe intermittent operations with no customer acceptable work-arounds, or the customer states the problem has a critical impact on their operation.

       S2     SIGNIFICANT          System or network is up and will run,
                                   however, the problem exists with impact
                                   significant impact and which has difficult or no work-arounds causing substantial performance degradation, or prevents the customer from using a critical feature of the product or the system.

       S3     LIMITED IMPACT       System or network is up and running but minor
                                   problems exist having limited impact.
                                   Customer can use the system or product with limitation or workarounds that are not critically impacting the overall operations.
                                   This could be a non-problematic information issue.

       S4     RMA                  Logging a request for a return Material
                                   authorization.

       S5     ENHANCEMENT          Required for a new product or feature.  This
                                   is used by both The Customer Advocacy
                                   function and Marketing to prioritize future releases(includes documentation).

       S6     INFORMATIONAL        Will be used for fulfilling Customer Requests
                                   for information in the future.

       4.12   Escalation Table

       If Regional TAC could not provide a "workaround" to the problem within the specific hours defined in the following table depend on severity, the problem will escalate to Corporate TAC Support for further analysis.


         ------------------------------------------------------------------------------------------
            SEVERITY    INITIAL RESPONSE    LEVEL 2 REGIONAL     CORPORATE TAC       ENGINEERING
                         (VIA TELEPHONE)    TAC ESCALATE TO
                                             CORPORATE TAC
         ------------------------------------------------------------------------------------------
               S1      15 Minutes          T0 + 4 hours       T0 + 12 hours        T0 + 24 hours
         ------------------------------------------------------------------------------------------
               S2      15 Minutes          T0 + 24 hours      T0 + 36 hours        T0 + 48 hours
         ------------------------------------------------------------------------------------------
               S3      Next Working Day    T0 + 72 hours      T0 + 120 hours       T0 + 168 hours
         ------------------------------------------------------------------------------------------
         T0 = time of receipt of initial call

       The initial response is defined as the time it takes from the time the on call engineer is contacted via phone until the time the call is returned.

5.0    COMMUNICATION

       The Regional TAC will only receive the support call from LCS. The Regional TAC may be contacted by


         ---------------------------------------------------------------------
          Regional TAC 2nd Line  Support    +852 9379-3981
          Telephone:
         ---------------------------------------------------------------------
          Regional TAC Support Manager      +852 9379-3983
          Telephone:
         ---------------------------------------------------------------------
          Fax: (S3 Case)                    +852 2519-9033
         ---------------------------------------------------------------------
                                            Attn.:  Amos Mak / Aaron Lee
         ---------------------------------------------------------------------
          Email Address: (S3 Case)          Support@iwv.com.hk
         ---------------------------------------------------------------------

          Lanka Cellular Services (Private) Limited may be contacted by


         ---------------------------------------------------------------------
           LCS Emergency Support             +94 7 863-2077 or +94 7 866-0021
                                             Attn.:  Rasika Perera
         ---------------------------------------------------------------------
           LCS Reply Email Address:          Rasika@hutchison.lk
         ---------------------------------------------------------------------

6.0    PATCH DELIVERY

       All patches will be created from interWAVE Redwood City. Regional TAC can then access the patches from an internal interWAVE database. This applies to both emergency and non-emergency cases. The patch will be further prepared and validated in interWAVE HK for the specific site environment or issues.

       Regional TAC will then send the final resolution patch to LCS, at the designated email address; after the patch has been made ready/validated in Regional TAC in Hong Kong.

       The patch will only be regarded as "ready to be used by LCS" when LCS has received a final green signal from Regional TAC, via phone call or email.

       LCS will be responsible for establishing the most suitable choice of transmission medium with the local customer for the transmission of patch.

       Depending on the outcome of discussion, the patch will then be ultimately delivered to appropriate location; via the designated caller/LCS engineer. Regional TAC will also assist LCS to achieve this.

7.0    ACCESS TO OMCR

       The Regional TAC will need to have dial-up access to the customer's OMCR to permit remote fault analysis.

       LCS will take step to negotiate with local customer, via LCS project control for the modem telephone number and modem facilities set up. LCS would also need to supply Regional TAC the password and user name on the designated interWAVE OMCR machine for the purpose of remote system diagnosis.

                               ANNEX TO SCHEDULE 4
                               -------------------
                    SYSTEM MAINTENANCE AND SUPPORT AGREEMENT
                    ----------------------------------------
                                DATED: [       ]
                                ----------------

BETWEEN:

(1) LANKA CELLULAR SERVICES (PVT) LIMITED of 4th Floor, 1119 Maradana Road, Colombo 8, Sri Lanka ("The Purchaser"); and

(2) interWAVE COMMUNICATIONS INTERNATIONAL LTD. of Codan Services, Claredon House, Church Street, Hamilton HM DX, Bermuda ("the Contractor").

WHEREAS:

A. By an agreement between The Purchaser and the Contractor of even date herewith, the Contractor agreed to supply the Work ("the Contract").

B. The Contractor has agreed to support and maintain the First Delivery and the Initial System, if the Purchaser so deploy and, subject to the exercise of the Option, the Expansion System, on the terms set out herein.

1.     TERMS

       Terms defined in the Contract shall, except as expressly provided to the contrary herein, bear the same meanings herein as they bear under this maintenance agreement.

2.     SCOPE

       The Contractor agrees to provide support and maintenance of the First Delivery, the Initial System and, if the Purchaser so deploy, the Expansion System in Sri Lanka, on the terms and conditions herein contained.

3.     TERM AND RENEWAL

3.1 Subject to earlier termination under Clause 7, the support and maintenance services to be provided hereunder with respect to the First Delivery and the Initial System, the Expansion System, if The Purchaser so deploy shall commence from the first site of acceptance, and in respect of the Expansion System (upon exercise of the Option) shall begin on The Purchaser in-service date and shall terminate in each case one year thereafter with respect to each unless renewed in accordance with Clause
       3.2 ("Initial Term").

3.2 The Purchaser may, at its option, extend this Agreement for further successive periods of one (1) year each, by giving notice in writing to The Contractor not less than 45 days prior to the expiration of the Initial Term, or any such subsequent period.

4.     FEES AND PAYMENTS

4.1 Subject to Clause 4.2, maintenance and support during the Initial Term shall be provided in part consideration of the payments to be made by The Purchaser to The Contractor under The Contract and no additional charges shall be payable hereunder.

4.2 The fees payable to The Contractor in the first year immediately following the expiry of the Initial Term for services described herein shall, in respect of the First Delivery, the Initial System and the Expansion System, if The Purchaser so deploy (in the latter case, upon exercise of the Option), be fixed at the price specified in Attachment II, thereafter, by agreement between The Purchaser and The Contractor.

4.3    FEES AND PAYMENTS

       Fees and Payment shall be payable as follows:

       (a) Maintenance and support during the Initial Term referred to above shall be provided in accordance with Attachment I.

       (b) Fees after the Initial Term, shall be invoice in equal quarterly installments paid at the end of the quarter and shall be pro-rated with respect to any quarter in which services were provided during only a portion of such quarter.

       (c) Payments shall be made by The Purchaser in U.S. dollars within fourteen (14) days from date of invoice.

4.4    THE PURCHASER'S RESPONSIBILITIES

       The Purchaser shall:

       Provide experienced technical personnel capable of assuming the following operations responsibilities:

       (a) Monitoring the BSS operation on a 24-hour basis and calling The Contractor hot-line when improper functions are observed.

       (b)    Investigating and verifying subscriber complaints.

       (c) Responding to service requests from subscribers, verifying subscriber database information.

       (d) Performing all administrative tasks associated with BSS equipment logs.

       (e)    The Purchaser personnel will perform subscriber data file backup.

       (f) Produce performance report to be agreed between The Purchaser/The Contractor.

4.5    CONTRACTOR SERVICE LIMITATIONS

       (a)    Service does not include installation of BSS system expansions.

       (b) Service will not include: normal system operator and operating responsibilities; the provision of operating supplies; electrical work external to the BSS; or any other functions not specifically defined as BSS remedial or preventive maintenance.

5.     ON-SITE MAINTENANCE

5.1    CONTRACTOR RESPONSIBILITIES

       The Contractor agrees to perform the following services on Site or at such other place as from time to time advised by The Purchaser and shall comply with the following obligations during the term of this Agreement:

       (a) The Contractor shall provide to The Purchaser remedial maintenance including the diagnosis and correction of System errors, malfunctions and failures, as follows:

              (i) The Contractor shall provide on-call emergency remedial repair service ("RR") 24 hours a day, 7 days a week, 365/366 days a year for the System.
                     The Contractor's response to any major problem affecting service (as determined in The Purchaser's reasonable opinion) shall be within one (1) hour following a telephone call from The Purchaser to the Contractor's service representative (The Purchaser acknowledges that prior to the making of such a telephone call to The Contractor, it shall first attempt to remedy the problem being complained of). If the Contractor's service representative determines that the service affecting problem cannot be fixed remotely or through The Purchaser staff on site, then The Contractor must provide on site remedial repair service within 1-1/2 hours of that determination which shall be made by The Contractor as quickly as reasonably possible;

              (ii) The Contractor shall provide on-site RR for service-affecting problems unless The Purchaser requests otherwise.

       (b) The Contractor shall provide at its own expense all labour and parts which are necessary for providing the services required hereunder. Only new, or like new parts which are equivalent to new in performance will be used in providing such services. Defective items shall be repaired or replaced with non-defective items within ten (10) business days of receipt of defective Equipment or Software by The Contractor, except where the defect causes system down time or impacts on System performance in which case the repair or replacement must be provided forthwith within four (4) hours after request.

       (c) The Contractor shall provide scheduled preventive maintenance ("PM") based on the specific needs of the Equipment as reasonably determined by The Contractor.

       (d) The Contractor shall arrange for service materials, tools, documentation, diagnostics and test equipment necessary for Preventative Maintenance ("PM") and RR. The Contractor shall retain title to all such items utilized by The Contractor to perform its obligations hereunder. The Contractor shall ensure all the works done are carried out by duly qualified Maintenance Personnel. The Contractor shall provide and update a complete list of all such duly qualified Maintenance Personnel who are likely to provide any services to The Purchaser under this Agreement.

       (e) The Contractor shall review alarm log and system status messages and initiate corrective action when required by The Purchaser.

       (f) The Contractor shall keep recent accurate "as installed" documentation for all system hardware and make such documentation available to The Purchaser on request.

       (g) The Contractor shall review Quarterly preventive maintenance schedule with The Purchaser and co-ordinate activities with The Purchaser's Customer Service Group in order to minimize service impacts.

       (h) The Contractor shall compile a maintenance and preventive maintenance procedures manual for all equipment, in a form reasonably acceptable to The Purchaser.

       (i) The Contractor shall assist The Purchaser's Customer Service Group in evaluating the maintenance and preventive maintenance activities in terms of impact and potential benefit to subscriber service.

       (j) The Contractor shall provide on-going advice on and adherence to fault escalation, co-ordination and security procedures in order to minimize service impact and maximize maintenance efficiency.

       (k) The Contractor shall consult with The Purchaser annually regarding The Contractor's scope of responsibilities under this Agreement and the demarcation of responsibility between The Contractor and The

              Purchaser's support teams with the objective of improving overall subscriber service and maintenance and operations efficiency.
       (l) The Contractor shall participate as reasonably required by The Purchaser in the preparation of The Purchaser's disaster prevention, contingency and recovery plans and procedures in area which are related to maintenance.

       (m) The Contractor shall arrange insurance coverage for The Contractor's staff and contractors, including labour compensation coverage for The Contractor's personnel when they are attending The Purchaser's premises.

       (n) The Contractor shall keep the Site environment tidy and clean at all times. The Contractor shall clear out any debris or unused material off the Site after completion of any works.

       (o) The Contractor shall, when entering the Site environment, not cause any nuisance to the community of the nearby areas.

       (p) The Contractor shall prepare and give to The Purchaser a list of all maintenance personnel who may perform work under this Agreement, who shall be subject to the approval of The Purchaser (not to be unreasonably withheld) for the purpose of granting such personnel access to the Site to perform Work.

       (q) Where any maintenance or other service is undertaken by remote access by The Contractor, The Contractor shall follow such procedures as The Purchaser shall in its absolute discretion consider appropriate including without prejudice to the generality of the foregoing, the registration with The Purchaser of all persons requiring access together with their identification numbers for log in purpose. The Purchaser shall advise The Contractor of the password to be used for such purposes and access shall be by confidential password. The Contractor shall be wholly responsible for and bear the risk of all access using such procedure and The Purchaser shall be under no obligation to make further inquiry as to the authority of the person accessing the system. The Contractor shall be responsible for maintaining the security of the System and ensure that access is protected by such secured ID system permitting access only to the Contractor's authorized personnel. The Contractor is responsible for all aspects of such remote accessing procedure and hereby indemnifies The Purchaser against any costs, claims, damages, loss or expenses that it may suffer or incur as a result thereof.

       (r) The Contractor shall indemnify The Purchaser from and against any and all damage or loss occurring to the Site, the System, or The Purchaser's facilities whether directly or indirectly, arising as a result of work performed under this Agreement.

       (s) The Contractor shall provide adequate technical training and technology transfer of the System to The Purchaser.

5.2    WARRANTIES

       Without limiting the provision of the Contract or the above provisions, The Contractor shall replace, make good or rectify any Equipment or Software which does not comply with the Warranties set out in Clause 7 of the Contract.

6.     WARRANTIES AND CONDITION OF SERVICE

6.1 Without limiting the warranties and undertakings provided in The Contract, The Contractor warrants that all Work performed hereunder will be performed in a professional and workmanlike manner.

6.2 The Contractor's obligation to provide service hereunder shall not extend to faults caused by:

       (a)    accident caused by The Purchaser or the negligence of The
              Purchaser;

       (b) failure of The Purchaser to use the System in accordance with reasonable requirements of The Contractor as set out in the Documentation;

       (c) failure or defect of The Purchaser's electrical power, external electrical circuitry, air conditioning or humidity control resulting in operating conditions not being in accordance with the Specifications;

       (d) any party other than The Contractor or a customer service representative authorized by The Contractor modifying, adjusting repairing, servicing or installing the System.

       During an Emergency, the repair of Equipment of any specific work must be performed by qualified The Purchaser staff who have undertaken the training organized by The Contractor. The Purchaser shall inform The Contractor the details of fault and repair in writing, within 24 hours after emergency repair and any work so performed by The Purchaser staff shall not invalidate any Warranties provided reasonable care is taken during such repair.

6.3 The Contractor will be under no obligation to furnish any Software Support included in the Schedule(s) under this Agreement if in Contractor's option,

       (a) the Software has been altered or modified by other than The Contractor or the Contractor's representatives;

       (b) the Software has been superseded by a new release and such release has been made available to The Purchaser by The Contractor; and

       (c)    Software errors have been caused by The Purchaser's negligence.

7.     DEFAULT

7.1 In the event that either party defaults in the performance of any of its obligations set forth in this Agreement and the default remains uncured for a period of thirty (30) days after receipt by such party or written notice from the other party, then the injured party, in addition to any other rights available to it under law, may terminate this Agreement at any time by giving notice in writing to the defaulting party.

7.2 If The Contractor becomes insolvent or enters into any liquidation or insolvency proceedings, has a receiver, manager, administrator, trustee or similar officer appointed or has a resolution passed or an order made against it for winding up or if a winding-up petition is issued or if any composition or arrangement with its creditors is made, or if it is unable to pay its debts or has any execution or attachment levied in respect of any of its assets which is not discharged within 30 working days, The Purchaser shall be entitled forthwith to terminate this Agreement without notice or compensation to the Contractor.

7.3 The Purchaser may terminate this Agreement forthwith in the event that The Contract terminates for any reason.

7.4 Notwithstanding anything herein provided, any termination of this Agreement shall not affect any accrued rights or liabilities of any party existing or accruing prior to such termination.

8.     COVENANT NOT TO EMPLOY

       The Purchaser and The Contractor agree that during the term of this Agreement and for a period of six (6) months thereafter, neither The Purchaser nor The Contractor shall directly solicit for the purpose of employment in relation to performance of maintenance of the System any employee of The Purchaser or The Contractor involved in the performance of System maintenance. If at any time this provision is found to be overly broad under the laws of an applicable jurisdiction, then this provision shall deemed to be deleted from this Agreement and both parties shall negotiate in good faith in order to agree the terms of a mutually satisfactory provision to be substituted for this provision found to be void or unenforceable.

9.     ENTIRE AGREEMENT

9.1 This Agreement and The Contract constitute the entire understanding between the parties concerning the subject matter hereof and supersedes all prior discussions, agreements and representations, whether oral or written and whether or not executed by The Contractor and The Purchaser. No modification, amendment or other change may be made to this Agreement or any part thereof unless reduced to writing and executed by authorized representative of both parties.

9.2 Subject to Clause 9.3, the terms and conditions of this Agreement shall prevail notwithstanding any variance with the terms and conditions of any order submitted by The Purchaser following execution hereof. In no event shall the preprinted terms and conditions found on any customer purchaser order, acknowledgement or other form be considered an amendment or modification of this Agreement even if such documents are signed by representatives of both parties; such preprinted terms and conditions shall be null and void and of no force and effect.

9.3 In the event of any inconsistency between this Agreement and The Contract, The Contract shall prevail to the extent of the inconsistency.

10.    APPLICABLE LAW

10.1 This Agreement shall be interpreted, construed and governed by the laws of England and the parties hereto submit to the non-exclusive jurisdiction of the English courts.

IN WITNESS WHEREOF, this Agreement has been executed on the day and year first above written.



Lanka Cellular Services (Private) Limited        interWAVE Communications
                                                 International, Ltd.
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Date:                                            Date:
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IN THE PRESENCE OF:
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

                                   SCHEDULE 5

                  CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT

                                   SCHEDULE 5

                  CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT

       This Agreement is entered into effective as of the ______ day of December, 1999 between Lanka Cellular Services (Pvt) Limited , a Sri Lanka corporation with offices at 4th Floor, 1119 Maradana Road, Colombo 8, Sri Lanka and interWAVE Communications International, Ltd. located in Bermuda.

       WHEREAS, the Parties contemplate entering into a contract for the supply of certain equipment and software for the installation of a micro-cell base station system (the "Contract"); and

       WHEREAS, the Parties may need or want to disclose certain Information to each other on a confidential basis in connection with their discussions regarding or in anticipation of such business arrangements;

       NOW THEREFORE, in consideration of the disclosure of Proprietary Information (as defined herein) by either Party, the Parties agree as follows:

       1.            As Used Herein:

              "Information" is defined as communications or data including, but not limited to, business information, marketing plans, technical or financial information, customer lists or proposals, sketches, models, samples, computer programs and documentation, drawings, specifications, whether conveyed in oral, written, graphic, or electromagnetic form or otherwise.

              "Party" is defined as either entity executing this Agreement and any subsidiary, division, affiliate, or parent company of such entity.

              "Proprietary Information" is defined as that Information owned or possessed by either Party that the said Party desires to protect as confidential against unrestricted disclosure or improper competitive use, and that is designated as such in the manner provided by this Agreement.

       2. All Information that is disclosed by one Party ("Disclosing Party") to the other ("Receiving Party") and that is to be protected hereunder by the Receiving Party as Proprietary Information if in writing or other tangible form, shall be conspicuously labeled as "proprietary", "confidential" or with words of similar import at the time of delivery.

       3. Proprietary Information of the Disclosing Party shall remain the property of the Disclosing Party. Proprietary Information of the Disclosing Party shall be treated and safeguarded hereunder by the Receiving Party for a period of two (2) years from the date of disclosure. The Receiving Party warrants that it applies reasonable safeguards against the unauthorized disclosure of Proprietary Information and that it will protect such Proprietary Information at least as securely as it protects its own Proprietary Information.

       4. The Receiving Party agrees that (i) the documents provided to the Receiving Party hereunder containing Proprietary Information of the Disclosing Party shall be used by the Receiving Party solely for the purpose of evaluating its interest in the business arrangements described or performing a future agreement between the Parties; (ii) it will not use such documents disclosed hereunder for any other purpose; and (iii) it will not distribute, disclose or disseminate Proprietary Information to anyone except its employees with a need to know who are involved in the consideration or performance of the business arrangements described herein.

       5.     This Agreement shall not apply to Information that:

              (a) is in or enters the public domain, through no fault of the Receiving Party; or

              (b) is or has been disclosed by the Disclosing Party to the other Party or to a third party without restriction; or

              (c) is already in the possession of the Receiving Party, without restriction and prior to disclosure of the Information hereunder; or

              (d) is or has been lawfully disclosed by a third party to the Receiving Party without an obligation of confidentiality; or

              (e) is developed by the Receiving Party independently of any breach of this Agreement; or

              (f) is disclosed when the applicable period of confidentiality pursuant to paragraph 3 has ended.

       Each party may disclose any Proprietary Information to the extent that such Party has been advised by counsel that such disclosure is necessary to comply with laws or regulations, or as necessary in connection with the filing of any patent, copyright, or similar application or registration; provided that each Party shall give the other Party reasonable advance notice of such proposed disclosure, shall use its best efforts to secure confidential treatment of any such Proprietary Information and shall advise the other Party in writing of the manner of the disclosure.

       6. This Agreement shall terminate two (2) years from the date first written above, except the obligations of confidentiality pursuant to paragraph 3, and the terms of paragraph 4, shall continue for the period specified in paragraph 3.

       7. Neither this Agreement nor the disclosure or receipt of Information shall constitute or imply a commitment by either Party with respect to present or future business arrangements or other subject matter not expressly set forth herein.

       8. The Receiving Party shall have, or shall enter into, agreements with its parent, divisions, subsidiary companies and consultants that will safeguard the Proprietary

       Information disclosed hereunder consistent with the terms of this Agreement. With respect to employees, the Receiving Party shall advise all employees who will have access to Proprietary Information as to their obligations contained herein.

       9. Except as expressly provided herein, no license or right is granted by the Disclosing Party to the Receiving Party under any patent, patent application, trademark, copyright, software or trade secret.

       10. Any amendment to this Agreement must be in writing and signed by authorized officials of each Party. No failure or delay in exercising any right under this Agreement shall operate as a waiver thereof.

       11. At the Disclosing Party's request, all Proprietary Information of the Disclosing Party in tangible form that is in the possession of the Receiving Party shall be returned to the Disclosing Party or destroyed.

       12. Each Party agrees that it will not disclose the subject matter or terms of this Agreement or the discussions between the Parties without the written consent of the other Party.

       13.    This Agreement shall be governed by the laws of the United
       Kingdom.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly
executed by their duly authorised officers as of    December 1999 and hereby
deem that this Agreement shall be effective from the Effective Date (as defined in the Contract).


For the Contractor:                     For the Purchaser:


INTERWAVE COMMUNICATIONS                 Lanka Cellular Services (Pvt) LIMITED

INTERNATIONAL LTD.


By                                      By

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NAME                                    NAME

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(PRINT IN BLOCK LETTERS)                (PRINT IN BLOCK LETTERS)


TITLE                                   TITLE

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DATE                                    DATE

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WITNESS                                 WITNESS

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